As filed with the Securities and Exchange Commission on October 24, 2005

                                                   Registration No. 333-________

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                     --------------------------------------

                             Giant Motorsports, Inc.
                 (Name of Small Business Issuer In Its Charter)

            Nevada                        5900                  33-1025552
   (State or jurisdiction of   (Primary Standard Industrial  (I.R.S. Employer
incorporation or organization)  Classification Code Number)  Identification No.)

                              13134 State Route 62
                                Salem, Ohio 44460
                                 (330) 332-8534
                        (Address and Telephone Number Of
                          Principal Executive Offices)


Gregory A. Haehn, President and COO                   With a copy to:
        13134 State Route 62                     Lawrence G. Nusbaum, Esq.
         Salem, Ohio 44460                         Scott M. Miller, Esq.
          (330) 332-8534                  Gusrae, Kaplan, Bruno & Nusbaum, PLLC
    (Name, Address and Telephone               120 Wall Street, 11th Floor
     Number of Agent for Service)                   New York, NY 10005
                                                      (212) 269-1400

                Approximate Date of Proposed Sale to the Public:
    From time to time after the effective date of the registration statement.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [X]:

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                        CALCULATION OF REGISTRATION FEE
==================================================================================================================

  Title of Each Class of                              Proposed Maximum        Proposed Maximum         Amount of
Securities Registration to       Amount to be        Offering Price Per           Aggregate           Registration
       be Registered            Registered (1)            Unit (2)           Offering Price (2)           Fee
       -------------            --------------            --------                                        ---

Shares of common stock            5,940,000                 $.096                $5,702,400             $671.17
underlying Series A
redeemable convertible
preferred stock (3)



Shares of common stock            5,940,000               $0.96 (5)              $5,702,400             $671.17
underlying Series A
Warrants (4)

Series A Warrants (6)             5,940,000                  (7)                     (7)                  (7)

Shares of common stock            1,000,000               $1.00 (5)              $1,000,000             $117.70
underlying certain other
warrants offered hereby (8)

Shares of common stock             100,000                $2.25 (5)               $225,000               $26.48
underling a certain other
warrant offered hereby (9)

Additional shares of              11,880,000                $0.96                $11,404,800           $1,342.34
common stock issuable with
respect to the Series A
redeemable convertible
preferred stock; the
Series A Warrants and the
other warrants (10)

==============================================================================
Total Amount of Registration Fee:  $2,828.86
==============================================================================

(1) Pursuant to Rule 416, there are also being registered such indeterminable additional securities as may be issued as a result of anti-dilution provisions.

(2) Estimated pursuant to Rule 457(c) under the Securities Act, solely for the purpose of calculating the registration fee, based on, except as otherwise provided, the average of the bid and asked prices for the Company's common stock as reported on the OTC Bulletin Board on October 19, 2005.

(3) Includes a total of (i) 5,740,000 shares of common stock into which investors in the Company's September 2005 private placement may convert their shares of Series A convertible preferred stock ("Series A Shares") and (ii) an additional 200,000 shares of common stock into which the placement agent in the September 2005 private placement may convert Series A Shares available to it under an option granted to said placement agent.

(4) Includes a total of (i) 5,740,000 shares of common stock underlying the warrants issued to the investors in the September 2005 private placement and (ii) 200,000 shares of common stock underlying the warrants available to the placement agent upon its exercise of the placement agent's option.

(5) Based on the greater of (i) the exercise price of the applicable warrants and (ii) the average of the bid and asked prices for the Company's common stock as reported on the OTC Bulletin Board on October 19, 2005

(6) Includes (i) a total of 5,740,000 warrants, issued to investors in the September 2005 private placement, to purchase shares of common stock and (ii) an additional 200,000 warrants to purchase shares of common stock issuable to the placement agent upon the exercise of the placement agent's option.

(7) Pursuant to Rule 457(g), no separate registration fee is required with respect to the warrants as they are being registered in the same registration statement as the common stock issuable upon the exercise of such warrants.

(8) Includes 1,000,000 shares of common stock underlying a warrant originally issued on January 20, 2004, in consideration for financial advisory services provided to the Company, in connection with the acquisition of W.W. Cycles, Inc., currently a wholly-owned subsidiary of the Company.

(9) Includes 100,000 shares of common stock underlying a warrant issued on April 20, 2004, in connection with a bridge loan provided to the Company in the principal amount of $500,000.

(10) An estimated number of additional shares of common stock which may be issued as a result of (i) weighted average exercise price anti-dilution with respect to the Series A Shares and the Series A Warrants and (ii) dividends payable on the Series A Shares in shares of common stock.

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                           ---------------------------

                     Subject to Completion, October 24, 2005

                           ---------------------------


                                   PROSPECTUS

                        24,860,000 SHARES OF COMMON STOCK

                                       AND

              WARRANTS TO PURCHASE 5,940,000 SHARES OF COMMON STOCK

                                       OF

                             GIANT MOTORSPORTS, INC.

                            ------------------------

         The persons listed in this prospectus under "Selling Shareholders" may offer and sell from time to time up to an aggregate of 12,980,000 shares of our common stock, and an indeterminate number of additional shares of common stock as may be issued to them because of any future stock dividends, stock distributions, stock splits, similar capital readjustments or other anti-dilution adjustments, with respect to the shares of common stock issuable upon (i) the conversion of our Series A convertible preferred stock ("Series A Shares"); (ii) the exercise of warrants granted by us in connection with the purchase of the Series A Shares (the "Series A Warrants"); and (iii) the exercise of certain other warrants issued by us (the "Other Warrants"), This prospectus also includes the offer and sale of the Series A Warrants.
 Information on the Selling Shareholders, and the times and manner in which they may offer and sell shares of our common stock and/or the Series A Warrants, is provided under "Selling Shareholders" and "Plan of Distribution" in this Prospectus.

         We will not receive any proceeds from the sale of the common stock or the Series A Warrants by the Selling Shareholders, although we may receive proceeds from the purchase of the shares of common stock underlying the Series A Warrants and the Other Warrants. We will bear the costs and expenses of registering the common stock and Series A Warrants offered by the Selling Shareholders. Selling commissions, brokerage fees, and applicable transfer taxes are payable by the Selling Shareholders.

         Our common stock is listed on the Over-The-Counter Bulletin Board ("OTCBB") under the symbol "GMOS." On October 19, 2005, the closing bid price for our common stock on the OTCBB was $0.94 per share. No trading market currently exists for the Series A Warrants.

         BEFORE PURCHASING ANY OF THE SECURITIES COVERED BY THIS PROSPECTUS, CAREFULLY READ AND CONSIDER THE RISK FACTORS INCLUDED IN THE SECTION ENTITLED "RISK FACTORS" BEGINNING ON PAGE 7. YOU SHOULD BE PREPARED TO ACCEPT ANY AND ALL OF THE RISKS ASSOCIATED WITH PURCHASING THE SECURITIES, INCLUDING A LOSS OF ALL OF YOUR INVESTMENT.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this Prospectus is _________ __, 2005

                                TABLE OF CONTENTS

                                                                    Page
                                                                    ----


PROSPECTUS SUMMARY..................................................... 4

RISK FACTORS........................................................... 7

USE OF PROCEEDS........................................................14

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS...............14

SELLING SHAREHOLDERS...................................................15

PLAN OF DISTRIBUTION...................................................20

BUSINESS AND PROPERTIES................................................23

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS.............30

MANAGEMENT.............................................................37

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.........................40

PRINCIPAL SHAREHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT............41

DESCRIPTION OF SECURITIES..............................................42

LEGAL MATTERS..........................................................49

EXPERTS................................................................49

WHERE YOU CAN FIND MORE INFORMATION....................................50

INDEX TO FINANCIAL STATEMENTS.........................................F-1



You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with information different from that contained in this prospectus. The information contained in this prospectus is complete and accurate only as of the date on the front cover page of this prospectus, regardless of the time of delivery of this prospectus or the sale of any common stock or warrants. The prospectus is not an offer to sell, nor is it an offer to buy, our common stock or Series A Warrants in any jurisdiction in which the offer or sale is not permitted.

         We have not taken any action to permit a public offering of our shares of common stock or Series A Warrants outside of the United States or to permit the possession or distribution of this prospectus outside of the United States. Persons outside of the United States who came into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of the shares of common stock or warrants and the distribution of this prospectus outside of the United States.

--------------------------------------------------------------------------------

PROSPECTUS SUMMARY

         The following summary is qualified in its entirety by the more detailed information and financial statements and related notes thereto appearing elsewhere in this prospectus.

The Company

Background

          We were incorporated as American Busing Corporation under the laws of the State of Nevada on August 5, 2003. On January 16, 2004, we acquired all of the issued and outstanding shares of W.W. Cycles, Inc., the corporate entity that conducts business under the name "Andrews Cycles" ("W.W. Cycles"), from Gregory A. Haehn and Russell A. Haehn, our current officers and directors, and one other employee of W.W. Cycles, in exchange for our issuance of an aggregate of 7,850,000 shares of our common stock, which resulted in W.W. Cycles' becoming our wholly-owned subsidiary. On that same date, our two current officers and directors also purchased an additional 150,000 shares of our common stock from a then shareholder of the Company for an aggregate purchase price of $178,750. Simultaneously with the closing of this acquisition, the then sole director and officer of the Company resigned as a director and officer and was replaced by our current officers and directors. Russell A. Haehn became the Chairman, Chief Executive Officer, Secretary and a Director of the Company and Gregory A. Haehn became the President, Chief Operating Officer, Treasurer and a Director of the Company, which are the same positions in which they currently serve. We changed our name from American Busing Corporation to Giant Motorsports, Inc., effective as of April 5, 2004. We currently conduct all of our "Andrews Cycles" business through our W.W. Cycles subsidiary. On April 30, 2004, we acquired substantially all of the assets of King's Motorsports, Inc. (the "Chicago Cycles Assets"), the corporate entity that conducted business under the name Chicago Cycle ("King's Motorsports"). We agreed to pay Kings Motorsports a total of $2,925,000 for the Chicago Cycle Assets.

Our Business

         Giant Motorsports, Inc. ("us," "our," "we," the "Company" or "Giant") through our two wholly-owned subsidiaries, owns and operates two retail power sport superstores in the Midwestern United States. Our core brands include Suzuki, Yamaha, Honda, Ducati, Kawasaki and Polaris. Our superstores operate in Salem, Ohio and Chicago, Illinois under the names "Andrews Cycles" and "Chicago Cycles," respectively. It is our plan to maximize the operating and financial performance of our dealerships by achieving certain efficiencies both at the store and corporate levels. We believe this will enhance internal growth and profitability. We have begun, and plan to continue to centralize certain of our administrative functions including accounting, finance, insurance, employee benefits, strategic planning, marketing, purchasing and management information systems (MIS). We believe that by acquiring additional dealerships that complement our existing business, we can consolidate these functions, and we will be able to reduce overall expenses, simplify dealership management, create economies of scale with leveraged buying power and provide a level of expertise that would otherwise be unavailable to each dealership individually.

         Our executive offices are located at 13134 State Route 62, Salem, Ohio 44460 and our telephone number is (330) 332-8534.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

The Offering

         Up to 12,980,000 shares of our common stock which may be issued upon
(1) the conversion of our shares of Series A convertible preferred stock ("Series A Shares") and exercise of warrants, all of which were issued in our September 2005 private placement, and such warrants ("Series A Warrants"); (2)
(i) the exercise of warrants for an aggregate of 1,000,000 shares of our common stock, originally issued on January 20, 2004, in consideration for certain financial advisory services provided to the Company and (ii) the exercise of a warrant for 100,000 shares of our common stock issued on April 20, 2004, in connection with a bridge loan in the principal amount of $500,000 provided to the Company (collectively, the "Other Warrants"), are being offered and sold by the Selling Shareholders. We will not receive any of the proceeds from the sale of these shares or the Series A Warrants, although we will, however, receive the net proceeds from the exercise of the Series A Warrants and the Other Warrants. Such shares of common stock include (1) 5,740,000 shares of our common stock issuable upon the conversion of our Series A Shares and 5,740,000 shares of our common stock which may be purchased upon the exercise of Series A Warrants, at an initial exercise price of $.50 per share, all of which shares of preferred stock and warrants were sold in a private placement to accredited investors in September 2005 (the "September 2005 Private Placement") and (2) 200,000 shares of our common stock issuable upon the conversion of our Series A Shares and 200,000 shares of our common stock which may be purchased upon the exercise of Series A Warrants, at an initial exercise price of $.50 per share, which are issuable to the placement agent in the September 2005 Private Placement upon its exercise of an option. Additionally, these shares of common stock also include the shares issuable upon the exercise of the Other Warrants. This prospectus also covers the offer and sale of the Series A Warrants and the Series A Warrants issuable to the placement agent upon exercise of its option.

Plan of Distribution

         Sales of common stock and/or the Series A Warrants may be made by or for the account of the Selling Shareholders in the over-the-counter market or on any exchange on which our common stock and the Series A Warrants, respectively, may be listed at the time of sale. Shares of common stock and Series A warrants may also be sold in block transactions or private transactions or otherwise, through brokers or dealers. Brokers or dealers may be paid commissions or receive sales discounts in connection with such sales. The Selling Shareholders must pay their own commissions and absorb the discounts. Brokers or dealers used by the Selling Shareholders will be underwriters under the Securities Act of 1933. In addition, any Selling Shareholders affiliated with a broker/dealer will be underwriters under the Securities Act with respect to the common stock and/or the Series A Warrants offered hereby. In lieu of making sales through the use of this prospectus, the Selling Shareholders may also make sales of the shares of common stock and/or the Series A Warrants covered by this prospectus pursuant to Rule 144 under the Securities Act.

Risk Factors

         Investing in the common stock involves certain risks. You should review these "Risk Factors" beginning on page 7.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Summary Financial Information


                                    Six Months Ended June 30, Years Ended December 31,
                                     2005          2004          2004          2003
                                  -----------   -----------   -----------   -----------
Condensed Consolidated
   Statements of Income
      Sales                       $55,083,332   $33,163,590   $77,615,237   $45,217,270
      Operating Expenses            5,482,982     3,117,875     7,756,715     3,973,368
      Net Income Attributable
         to Common Shareholders       551,981       393,378       958,061       558,502
      Basic Earnings Per
         Share                           0.05          0.04          0.09          0.07
      Diluted Earnings Per
         Share                           0.05          0.03          0.08          0.07
      Weighted Average Number
         of Shares Outstanding --
         Basic                     10,426,657    10,425,000    10,425,000     8,000,000
         Diluted                   11,426,657    10,975,000    12,001,503     8,000,000


                                  As of June 30,     As of December 31,
                                  -------------- ---------------------------
                                      2005           2004           2003
                                  ------------   ------------   ------------
Balance Sheet Data
Cash and cash equivalents         $    469,588   $  1,862,187   $    587,917
Accounts receivable, net             4,516,190      2,465,369      1,285,106
Accounts receivable, affiliates         65,823         65,823        315,343
Inventories                         17,798,845     16,538,087     10,986,080
Accounts receivable, employees          42,254             --             --
Notes receivable, officers             135,099        254,029        679,405
Deferred federal income taxes            8,500          8,500             --
Prepaid expenses                        37,296         61,875          8,000
Prepaid income taxes                   151,000             --             --
Fixed assets, net                    1,754,438      1,105,667        425,177
Total other assets                   1,698,550      1,656,190         16,000
Total Assets                        26,677,583     24,017,727     14,303,028
Total Liabilities                   24,785,115     22,688,840     13,271,819
Stockholders' Equity                 1,892,468      1,328,887      1,031,209

--------------------------------------------------------------------------------

RISK FACTORS

         You should carefully review and consider the following risks as well as all other information contained in this prospectus or incorporated herein by reference, including our consolidated financial statements and the notes to those statements, before you decide to purchase any of our securities. The following risks and uncertainties are not the only ones facing us. Additional risks and uncertainties of which we are currently unaware or which we believe are not material also could materially adversely affect our business, financial condition, results of operations, or cash flows. In any case, the value of our common stock and/or Series A Warrants could decline, and you could lose all or a portion of your investment. To the extent any of the information contained in this prospectus constitutes forward-looking information, the risk factors set forth below are cautionary statements identifying important factors that could cause our actual results for various financial reporting periods to differ materially from those expressed in any forward-looking statements made by or on behalf of Giant Motorsports, Inc. and could materially adversely affect our financial condition, results of operations or cash flows.

RISKS RELATED TO OUR BUSINESS

Our business is subject to the influence of the manufacturers of motorcycles and the other power sports equipment we sell.

         Each of our retail motorcycle and power sports dealerships operates pursuant to dealership agreements between each applicable motorcycle, all terrain vehicle, scooter and personal watercraft manufacturer (or authorized distributor thereof) and the subsidiaries of the Company that operate such dealerships, and we are dependent to a significant extent on our relationship with such manufacturers. Manufacturers exercise a great degree of control over dealerships, and the dealership agreements provide for termination or non-renewal for a variety of causes. Actions taken by manufacturers to exploit their superior bargaining position could have a material adverse effect on our business. Furthermore, many of our dealership agreements require prior manufacturer approval with respect to acquisitions of other motorcycle and/or power sports dealerships, and a manufacturer may deny our application to make an acquisition or seek to impose further restrictions on us as a condition to granting approval of an acquisition.

We are dependent on the Manufacturers of the products we sell.

         The success of each of our dealerships is, in large part, dependent upon the overall success of the applicable manufacturers of our motorcycles and other power sports products. Accordingly, our success is linked to the financial condition, management, marketing, production and distribution capabilities of these manufacturers. Events, such as labor strikes, that may adversely affect a manufacturer, may also adversely affect our business. Similarly, the delivery of motorcycles or other power sports products from manufacturers later than scheduled, which may occur particularly during periods of new product introductions, can lead to reduced sales during such periods. Furthermore, any event that causes adverse publicity involving these manufacturers may have an adverse effect on our business regardless of whether such event directly involves any of our dealerships.

Risks associated with acquisitions.

         The growth of our business depends in large part on our ability to manage expansion, control costs in our operations and consolidate dealership acquisitions into existing operations. This strategy will entail reviewing and potentially reorganizing acquired dealership operations, corporate infrastructure and systems and financial controls. Unforeseen expenses, difficulties, complications and delays frequently encountered in connection with the rapid expansion of operations could inhibit our growth.

         There can be no assurance that we will be able to identify acquisition candidates that would result in the most successful combinations or that we will be able to consummate acquisitions on acceptable terms. The magnitude, timing and nature of future acquisitions will depend upon various factors, including the availability of suitable acquisition candidates, the negotiation of acceptable terms, our financial capabilities, the availability of skilled employees to manage the acquired companies and general economic and business conditions. In particular, the increasing competition among potential acquirers has resulted in higher prices being paid for attractive targets.

         In addition, the growth of our business through the acquisition of other motorcycle and power sports dealerships will depend on our ability to obtain the requisite manufacturer approvals. There can be no assurance that manufacturers will grant such approvals. While we are not aware of any manufacturers that limit the number of dealerships that may be held by any one company, or the number of dealerships that may be held in any geographic market, we believe that it is currently the policy of some manufacturers to restrict any company from holding contiguous dealerships (i.e. ownership of two dealerships without the existence of an unaffiliated dealership located geographically in between such two dealerships). We believe that our Andrews Cycles and Chicago Cycles distributorships currently are two of the largest volume dealers of power sports products in the Midwestern United States. If we continue to increase our market share for the sales of such products, manufacturers may become more likely to enforce these contiguous ownership restrictions against us.

         Additionally, in connection with any future acquisitions, one or more manufacturers may seek to impose further restrictions on us relating to their approval of an acquisition. For example, manufacturers may condition such approvals upon our agreement to implement certain measures at our existing dealerships, to provide certain additional training to employees and to achieve higher customer satisfaction ratings. If such goals are not attained, we may be precluded from acquiring, whether directly from such manufacturers or through acquisitions, additional dealerships, and it may lead such manufacturers to conclude that they have a basis pursuant to which they may seek to terminate or refuse to renew our existing dealerships with those manufacturers. Furthermore, factors outside our control may cause a manufacturer to reject our application to make acquisitions.

We may be unable to obtain financing for the acquisitions that are available to us.

         We will attempt to obtain financing for acquisition opportunities through a combination of loans and equity investments from commercial sources, seller debt financing, issuance of our equity securities as part of the purchase price, and other sources. Commercial sources will tend to come from investment funds, private equity funds, and other non-traditional sources, usually at a very high borrowing cost. Use of our equity securities could result in material dilution to our existing shareholders. There can be no assurance that we will be able to obtain adequate financing for any acquisition, or that, if available, such financing will be on favorable terms.

Dependence on Floor Plan Financing.

         We are dependent to a significant extent on our ability to finance the purchase of inventory, which in the motorcycle and power sports retail industries involves significant sums of money in the form of floor plan financing. As of June 30, 2005, we had $19,380,306 of floor plan notes payable. Substantially all the assets of our dealerships are pledged to secure such indebtedness, which may impede our ability to borrow from other sources. We currently have floor plan facilities with a variety of lenders, including primarily GE Commercial Distribution Finance Corporation, Fifth Third Bank, Kawasaki Motors Finance Company, and American Honda Finance. Several of such lenders are associated with manufacturers with whom we have dealership agreements. Consequently, deterioration of our relationship with a manufacturer could adversely affect our relationship with the affiliated floor plan lender and vice versa.

We have substantial outstanding indebtedness.

         As of June 30, 2005, based upon our financial statements, our outstanding indebtedness to third parties, including the $19,380,306 of floor plan notes payable under our floor plan financing arrangements was approximately $21,825,000. As of June 30, 2005 approximately $1,943,760 of our outstanding indebtedness to third parties was represented by debt incurred by us, in connection with the acquisition of Chicago Cycles, which reflected (1) the remaining outstanding amount of the $1,250,000 we borrowed from the Fifth Third Bank, pursuant to a Term Note dated March 12, 2004, to fund the initial $1,250,000 payment for such acquisition and (2) the remaining outstanding amount of the $1,675,000 portion of the purchase price of such acquisition that we financed through King Motorsports, Inc., pursuant to a promissory note accruing interest at 6% per annum. The original loan from Fifth Third Bank matured on May 31, 2004, and we converted the entire $1,250,000 principal amount of this loan to a six (6) year term loan, which bears interest at the rate of prime plus one percent (7.25% at June 30, 2005) and is secured by a first priority lien on all of our assets, including the assets acquired from Chicago Cycles.

The motorcycle and power sports industries are subject to cyclical movements in the economy.

         Sales of motorcycles/power sports products, historically have been cyclical, fluctuating with general economic cycles. During economic downturns, this industry tends to experience similar periods of decline and recession as the general economy. We believe that the industry is influenced by general economic conditions and particularly by consumer confidence, the level of personal discretionary spending, interest rates and credit availability. There can be no assurance that the industry will not experience sustained periods of decline in sales in the future, and that such decline would not have a material adverse effect on our operations.

Our business experiences seasonal trends.

         Our business is seasonal, with a disproportionate amount of our sales occurring in the second and third fiscal quarters. This is particularly the case, as our existing dealerships are in Chicago and Ohio, both of which experience extremely cold winter seasons. In the event that we acquire future dealerships in regions with more temperate climates all year round (e.g. Southern Florida or Southern California), those dealerships may experience less seasonality in sales, although there can be no assurances given that such dealerships would not experience similar seasonal fluctuations.

We are dependent on foreign manufacturers, particularly from Japan, for our products.

         A significant portion of the motorcycle and other power sports products sold by us, as well as the components and accessories for these products are of foreign origin - primarily from Japan. Accordingly, we are subject to the import and export restrictions of various jurisdictions and are dependent to some extent upon general economic conditions in and political relations with these foreign countries, particularly Japan. In the event of a severe downturn in the Japanese economy or problems in political or economic relations between the U.S. and Japan, such as, for example, disputes relating to import duties, subsidies, etc., our business could be materially adversely affected.

The retail motorcycle/power sports business is highly competitive.

         The motorcycle/power sports retailing industry is highly competitive with respect to price, service, location and selection. There are an estimated 4,000 retail stores throughout the United States. We compete with numerous dealerships in each of our market segments, many of which are large and have significant financial and marketing resources. We also compete with private market buyers and sellers of used motorcycles and other power sports products, dealers that sell used motorcycles and other power sports products, service center chains and independent shops for service and repair business. Some of these businesses are capable of operating on smaller gross margins than those on which we are capable of operating because they have lower overhead and sales costs. Our inability to compete with these other businesses could have a material adverse effect on our operations.

Our business is subject to environmental regulations.

         Our business is subject to federal, state and local laws, ordinances and regulations which establish various health and environmental quality standards, and liability related thereto, and provide penalties for violations of those standards. Under certain laws and regulations, a current or previous owner or operator of real property may be liable for the costs of removal and remediation of hazardous or toxic substances or wastes on, under, in or emanating from such property. Such laws typically impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances or wastes. Certain laws, ordinances and regulations may impose liability on an owner or operator of real property where on-site contamination discharges into waters of the state, including groundwater. Under certain other laws, generators of hazardous or toxic substances or wastes that send such substances or wastes to disposal, recycling or treatment facilities may be liable for remediation of contamination at such facilities. Other laws, ordinances and regulations govern the generation, handling, storage, transportation and disposal of hazardous and toxic substances or wastes, the operation and removal of underground storage tanks, the discharge of pollutants into surface waters and sewers, emissions of certain potentially harmful substances into the air and employee health and safety.

         Business operations subject to such laws, ordinances and regulations include the use, handling and contracting for recycling or disposal of hazardous or toxic substances or wastes, including environmentally sensitive materials such as motor oil, waste motor oil and filters, transmission fluid, antifreeze, refrigerants, waste paint and lacquer thinner, batteries, solvents, lubricants, degreasing agents, gasoline and diesel fuels. Our business is also subject to other laws, ordinances and regulations as the result of the past or present existence of underground storage tanks at our properties. Certain laws and regulations, including those governing air emissions and underground storage tanks, have been amended so as to require compliance with new or more stringent standards as of future dates. We cannot predict what other environmental legislation or regulations will be enacted in the future, how existing or future laws or regulations will be administered or interpreted or what environmental conditions may be found to exist in the future. Compliance with new or more stringent laws or regulations, stricter interpretation of existing laws or the future discovery of environmental conditions may require additional expenditures on our part, some of which may be material.

As a public company, we may incur increased costs as a result of recently enacted and proposed changes in laws and regulations relating to corporate governance matters and public disclosure.

         Recently enacted and proposed changes in the laws and regulations affecting public companies, including the provisions of the Sarbanes-Oxley Act of 2002 and rules adopted or proposed by the United States Securities and Exchange Commission, and exchanges and/or markets where our securities may be traded, in the future, will result in increased costs to us as we evaluate the implications of these laws, regulations and standards and respond to their requirements. These laws and regulations could make it more difficult or more costly for us to obtain certain types of insurance, including director and officer liability insurance, and we may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. The impact of these events could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, our board committees or as executive officers. We cannot estimate the amount or timing of additional costs we may incur as a result of these laws and regulations.

We are heavily dependent on our management.

         Our success depends to a large degree upon the skills of our senior management team and current key employees at our subsidiaries. The Company depends particularly upon the following key executives: Gregory A. Haehn, who is our President, Chief Operating Officer and a director, and Russell A. Haehn, who is our Chief Executive Officer and Chairman of the board of directors. In addition, we rely on the management skills of Philip A. Andrews, the general manager of our Andrews Cycles business conducted by our W.W. Cycles subsidiary in Salem, Ohio, and we also rely on Jerry Fokas, the general manager of our Chicago Cycle business conducted by our Chicago Cycles, Inc. subsidiary in Chicago, Illinois.

         We do not have employment contracts with either of our officers or Mr. Andrews. We entered into an Employment Agreement with Mr. Fokas, employing him as a general manager of Chicago Cycles for a two (2) year period. In consideration for such employment, we agreed to, among other things, pay to Mr. Fokas (1) a salary of $2,500 per week from May 1, 2004 to April 30, 2005, and $3,000 per week from May 1, 2005 to April 30, 2006, and (2) a quarterly bonus equal to five percent (5%) of Chicago Cycles' quarterly earnings before interest, taxes, depreciation and amortization (as determined by the certified public accounting firm that regularly provides accounting services to Chicago Cycles and/or us).

         We maintain Keyman life insurance on the life of Russell A. Haehn in an amount of $2,000,000, with the beneficiary being our W.W. Cycles subsidiary. In addition, we maintain Keyman life insurance on the life of Gregory A. Haehn in an amount of $1,000,000, with the beneficiary being the Company.

            In connection with the acquisition of Chicago Cycles, we entered into a Noncompetition Agreement with Jason Haubner, one of the shareholders of Chicago Cycles, pursuant to which Mr. Haubner agreed to limit his business activities, after said acquisition, to those not competing with Chicago Cycles until December 31, 2006. The loss of any of our key officers and employees or the failure to attract, integrate, motivate, and retain additional key employees could have a material adverse effect on our business.

RISKS RELATED TO OUR SECURITIES

We do not expect to pay dividends.

         Except for dividends that we are required to pay on our Series A Shares (which dividends may be paid in cash or shares of our common stock, in our sole discretion), we do not currently anticipate paying any cash dividends on any of our capital stock in the foreseeable future. Furthermore, for the foreseeable future, we intend to retain profits, if any, to fund our planned growth and expansion. In the event that we desire to pay dividends on any shares of our capital stock, in the future (other than on the Series A Shares), we are required to obtain the separate approval of the holders of the Series A Shares in order to declare and pay any such dividends. See "Risk Factors - Holders of our Series A Shares have special approval rights on certain matters requiring approval of our board of directors and/or shareholders."

Control by Management.

      Subject to the requirement for us to obtain the separate approval of the holders of our Series A Shares, with respect to certain matters, our officers and directors may be able to influence matters requiring shareholders approval because they own a majority of our outstanding shares of voting stock. Our executive officers and directors beneficially own in the aggregate 9,020,000 shares of common stock (including options to purchase 1,500,000 shares of common stock at an exercise price of $1.25 per share), or approximately 75.5% of our outstanding shares of common stock. Because our Series A Shares are entitled to vote along with our common stock on all matters presented to our shareholders for approval, our executive officers and directors actually own approximately 51% of our outstanding shares of voting stock (giving effect to the voting rights of the 2,870 Series A Shares outstanding at a rate of 2,000 votes for each such preferred share outstanding, and assuming exercise of all options held by such executive officers and directors). This concentration of ownership provides such persons with the ability, except with respect to those matters upon which the holders of the Series A Shares have a separate right of approval, to control and influence all corporate decisions and policies of shareholder voting matters, including, without limitation, the removal of directors. Additionally, except with respect to those matters upon which the holders of the Series A Shares have a separate right of approval, these persons would be able to approve any proposed amendment to our charter, a merger proposal, a proposed sale of assets or other major corporate transaction or a non-negotiated takeover attempt. This concentration of ownership may discourage a potential acquiror from making an offer to buy us, which, in turn, could adversely affect the market price of our common stock and warrants.



      Holders of our Series A Shares have special approval rights on certain matters requiring approval of our board of directors and/or shareholders.

      Under the provisions of our certificate of designation designating the rights, preferences and privileges of our Series A Shares, the vote or consent of the holders of at least a majority of our outstanding Series A Shares, voting separately as a class, is required for the approval of certain matters including
(i) any alteration or repeal of our articles of incorporation or certificate of designation that adversely affects the rights, preferences or privileges of the Series A Shares, including to create, authorize or issue any series or shares of senior stock or parity stock or to increase the amount of authorized capital stock of any such class; (ii) the creation, authorization or issuance of any series or shares of capital stock convertible into common stock which is on parity with or senior to the Series A Shares in terms of liquidation, dividends or otherwise; (iii) any merger, consolidatation or entering into a business combination or similar transaction, other than if (1) we are the surviving entity and (2) our shareholders prior to such transaction continue to hold a majority of our capital stock following the transaction; (iv) the incurrence or permission to exist any inventory or equipment indebtedness or liens relating thereto, except that we are permitted to borrow in connection with institutional financing of inventory and equipment and mortgage financing in connection with acquisitions of real estate; (v) (1) the declaration or payment of any dividends on any of our capital stock (other than the Series A Shares), (2) the purchase, redemption or retirement for value, of any of our capital stock (other than the Series A Shares) or (3) the distribution of of our assets, capital stock, warrants, rights, options, indebtedness or obligations to our shareholders; (vi) the sale, transfer or disposal of a material portion of our assets, unless the sale is not of all or substantially all of our assets and is approved by a majority or our independent and disinterested directors; and (vii) entering into any transactions, or agreement or amending or modifying any existing agreement, with any officers, directors or our principal shareholders, or any of their affiliates, which transaction, agreement amendment or modification is not approved by a majority of our independent and disinterested directors.

      As a result of the foregoing rights granted to the holders of the Series A Shares, as long as we have any Series A Shares outstanding, we will not be able to (i) effect certain financing through the issuance of securities on parity with or senior to the Series A Shares or (ii) enter into certain merger transactions with other businesses or conduct certain other transactions, without the approval of the holders of a majority of the outstanding Series A Shares. In the event that the interests of the holders of the Series A Shares are not alligned with the interests of our other shareholders, it is likely that the holders of the Series A Shares will act in their own best interests, which could be to the detriment of our other shareholders with respect to any matters for which their approval is required. In addition, these special approval rights may discourage a potential acquiror from making an offer to buy us, which, in turn, could adversely affect the market price of our common stock and warrants.



Trading in our common stock is limited and the price of our common stock may be subject to substantial volatility.

      Our common stock is traded on the Over the Counter Bulletin Board, and therefore the trading volume is more limited and sporadic than if our common stock were traded on NASDAQ or a national stock exchange such as Amex. Additionally, the price of our common stock may be volatile as a result of a number of factors, including, but not limited to, the following:

      o     quarterly variations in our operating results;

      o     large purchases or sales of common stock;

      o actual or anticipated announcements of new products or services by us or competitors;

      o     acquisitions of new dealerships;

      o investor perception of our business prospects or the motorcycle/power sports industry in general;

      o     general conditions in the markets in which we compete; and

      o     economic and financial conditions.



If outstanding Series A Shares, options and warrants are exercised or converted, the value of those shares of common stock outstanding just prior to the conversion will be diluted.

      As of October 10, 2005, there are outstanding Series A Shares convertible into a total of 5,740,000 shares of our common stock and options and warrants to purchase 8,340,000 shares of common stock, with exercise prices ranging from $0.50 to $2.25 per share. If the holders exercise a significant number of these securities at any one time, the market price of the common stock could fall. The value of the common stock held by other shareholders will be diluted. The holders of the options and warrants have the opportunity to profit if the market price for the common stock exceeds the exercise price of their respective securities, without assuming the risk of ownership. If the market price of the common stock does not rise above the exercise price of these securities, then they will expire without exercise. The holders of these options and warrants may also exercise their securities if we are able to raise capital privately or from the public on terms more favorable than those provided in these securities. We cannot predict exactly if, or when, such a financing will be needed or obtained. Furthermore, we cannot predict whether any such financing will be available on acceptable terms, or at all.

                                 USE OF PROCEEDS


      We will not receive any of the proceeds from the sale of the common stock or Series A Warrants offered by this prospectus. The Selling Shareholders will receive all of the proceeds.

      We, however, will receive funds upon any exercise of the Series A Warrants and Other Warrants held by the Selling Shareholders. If any of such warrants are exercised, we will receive the exercise price for the warrants. If the Series A Warrants are exercised, in full, we would realize proceeds, before expenses (including a 5% warrant solicitation fee payable to HCFP/Brenner Securities LLC for all warrant exercises solicited by it) in the amount of $2,970,000. If the Other Warrants are exercised, in full, we would realize proceeds, before expenses, in the amount of $1,225,000. Any funds received upon exercise of the Series A Warrants and/or the Other Warrants will be applied to our working capital needs. There can be no assurance that any of the Series A Warrants or the Other Warrants will be exercised.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

      Our common stock is traded in the over-the-counter market on the Nasdaq OTC Bulletin Board under the symbol "GMOS." The following table shows the price range of the Company's common stock since it was initially quoted on November 19, 2003 until September 30, 2005. Prior to April 5, 2004, our common stock traded in the over-the-counter market on the Nasdaq OTC Bulletin Board under the symbol ASBC.

                                BID                            ASK
Quarter Ended          High             Low             High            Low
-------------          ----             ---             ----            ---
12/31/03               .250             .250            .250           .250
3/31/04                2.20             2.10            2.20           2.10
6/30/04                1.90             1.90            1.90           1.90
9/30/04                 .85             .68              .85            .68
12/31/04               1.90             1.80            1.90           1.80
3/31/05                1.30             1.26            1.30           1.26
6/30/05                 .61             .60              .61            .60
9/30/05                1.03             .95             1.03            .95


Holders


         Our common stock is issued in registered form. Pacific Stock Transfer Company, 500 E. Warm Springs Road, Suite 240, Las Vegas, Nevada 89119 (Telephone: 702-361-3033; Facsimile: 702-433-1979) is the registrar and transfer agent for our common stock. On October 10, 2005, the shareholders' list of our common stock showed 22 registered shareholders (which includes shares held in street or nominee names) and 10,445,000 shares outstanding. We believe that on October 10, 2005, there were approximately 90 beneficial owners of our common stock.

      On October 10, 2005, there were 14 registered holders of Series A Warrants exercisable for an aggregate of up to 5,740,000 shares of common stock. We do not currently have a warrant agent for the Series A Warrants, but are required to engage a warrant agent for our Series A Warrants when the they are first listed.

Dividends

      We have never paid any dividends, and, except for dividends we are required to pay on our Series A Shares, which dividends are payable in cash or shares of our common stock, as determined in our sole discretion, we do not anticipate any stock or cash dividends on any of our securities in the foreseeable future.

                              SELLING SHAREHOLDERS

      The following table sets forth information as of October 10, 2005, with respect to the securities of the Selling Shareholders that are being registered for sale. These include shares of common stock which were acquired or may be acquired by the Selling Shareholders pursuant to their exercise of their Series A Shares purchased by them in our September 2005 Private Placement, and the Series A Warrants issued under that placement. These shares also include shares of our common stock beneficially owned by HCFP Brenner Securities LLC, a registered broker/dealer, which were acquired or may be acquired by it through the exercise of an option granted to it, as part of its compensation for services rendered in connection with the September 2005 Private Placement, and its subsequent conversion of the Series A Shares and exercise of the Series A Warrants underlying its option. All of the Series A Warrants held by the Selling Shareholders, including those held by the placement agent, expire in September 2010. These shares also include an additional 1,100,000 shares of common stock which may be issued upon exercise of the Other Warrants. Other Warrants for an aggregate of 1,000,000 shares of common stock will expire in January 2010 and for 100,000 shares will expire in April 2009. Additionally, we also agreed to register the Series A Warrants issued to the Selling Shareholders, and those issuable to the placement agent upon its exercise of its option, which may be exercised for a total of 5,940,000 shares of our common stock. The shares of common stock beneficially owned by each of the Selling Shareholders and the Series A Warrants are being registered to permit public secondary trading of these shares and Series A Warrants, and the Selling Shareholders may offer these shares and Series A Warrants for resale from time to time. See "Plan of Distribution."

      The shares being offered by the Selling Shareholders as set forth in the table below include, for those holding Series A Shares and Series A Warrants, their pro rata portion of an aggregate maximum of 11,880,000 shares that have been reserved for issuance in the event (i) any exercise-price anti-dilution adjustments (which are applicable to the (1) Series A Shares and (2) the Series A Warrants prior to the listing of such Warrants, if ever, on the OTC Bulletin Board) are required to be made and/or (ii) payment of dividends on the Series A Shares are made in shares of common stock. These additional shares are referred to below as "reserve shares."

      The following table sets forth the names of the Selling Shareholders, the number of shares of common stock, Series A Warrants owned beneficially by each Selling Shareholder as of October 10, 2005 and the number of shares of common stock and Series A Warrants that may be offered pursuant to this prospectus. Except as may be identified in the footnotes to the table, none of the Selling Shareholders has, or within the past three years has had, any position, office or material relationship with us or any of our predecessors or affiliates. The table has been prepared based upon information furnished to us by or on behalf of the Selling Shareholders.

      The Selling Shareholders may decide to sell all, some, or none of the shares of common stock and/or Series A Warrants listed below. We cannot provide you with any estimate of the number of shares of common stock or Series A Warrants that any of the Selling Shareholders will hold in the future.

      For purposes of this table, beneficial ownership is determined in accordance with the rules of the SEC, and includes voting power and investment power with respect to such shares. All percentages are approximate.

      As explained below under "Plan of Distribution," we have agreed to bear certain expenses (other than broker discounts and commissions, if any) in connection with the registration statement, which includes this prospectus.

                                                                                   Number of
                                                                   Number of         Shares
                                                                   Warrants        Offered by
                                   Shares Beneficially Owned    Offered by this      this         Shares Beneficially owned
     Selling Shareholders           Prior to Offering (1)(2)      Prospectus      Prospectus (4)    After the Offering (5)
     --------------------           ------------------------      ----------      --------------    ----------------------

                                      Number       Percent(3)                                       Number         Percent
                                      ------       ----------                                       ------         -------
     Shirley Stone Koffman              540,000      4.9%           100,000            400,000       ----            ----
                                            (6)                                            (6)

     Meadowbrook Opportunity            540,000      4.9%           300,000          1,200,000       ----            ----
     Fund LLC                                                                              (7)

     Vestal Venture                     540,000      4.9%         1,740,000          6,960,000       ----            ----
     Capital                                                                               (8)

     Richard Molinsky                   200,000      1.9%           100,000            400,000       ----            ----
                                                                                           (9)

     Robert A. Melnick                  200,000      1.9%           100,000            400,000       ----            ----
                                                                                          (10)

     Milton Koffman                     540,000      4.9%           400,000          1,600,000       ----            ----
                                           (11)                                           (11)

     Israel Feit                        200,000      1.9%           100,000            400,000       ----            ----
                                                                                          (12)

     Edward J. Gutman                   400,000      3.7%           200,000            800,000       ----            ----
                                                                                          (13)

     Burton I. Koffman and              540,000      4.9%         1,000,000          4,000,000       ----            ----
     Ruthanne Koffman, as joint            (14)                                           (14)
     tenants with a right of
     survivorship

                                                                                   Number of
                                                                   Number of         Shares
                                                                   Warrants        Offered by
                                   Shares Beneficially Owned    Offered by this      this         Shares Beneficially owned
     Selling Shareholders           Prior to Offering (1)(2)      Prospectus      Prospectus (4)    After the Offering (5)
     --------------------           ------------------------      ----------      --------------    ----------------------

                                      Number       Percent(3)                                       Number         Percent
                                      ------       ----------                                       ------         -------
     1988 Trust, LLC                    400,000      3.7%           200,000            800,000       ----            ----
                                                                                          (15)

     Tech-Aerofoam Products,            540,000      4.9%         1,000,000          4,000,000
     Inc.                                                                                 (16)

     James Scibelli                     400,000      3.7%           200,000            800,000       ----            ----
                                                                                          (17)

     Dov Schwartz                       200,000      1.9%           100,000            400,000       ----            ----
                                                                                          (18)

     Albert Nocciolino                  400,000      3.7%           200,000            800,000       ----            ----
                                                                                          (19)

     HCFP/Brenner Securities LLC        400,000      3.7%           200,000            800,000       ----            ----
                                                                                          (20)

     Thomas A. Gallo                    460,000      4.3%             ----             250,000       ----            ----
                                           (21)                                           (21)

     John S. Arnone                     250,000      2.3%             ----             250,000       ----            ----
                                                                                          (22)

     Brendan C. Rempel                  470,000      4.3%             ----             250,000       ----            ----
                                           (23)                                           (23)

     Moneta Capital Advisors,           220,000      2.1%             ----             220,000       ----            ----
     Inc.                                                                                 (24)

     HSK Funding, Inc.                  100,000        *              ----             100,000       ----            ----
                                                                                          (25)

     Moira Stodden                       10,000        *              ----              10,000       ----            ----
                                                                                          (26)

     Douglas Gass                        10,000        *              ----              10,000       ----            ----
                                                                                          (27)

     Albert A. Auer                      10,000        *              ----              10,000       ----            ----
                                                                                          (28)

-----------------------

*  Less than 1%

      (1) Includes all shares issued or to be issued pursuant to the conversion of Series A Shares, Series A Warrants and/or Other Warrants held by the Selling Shareholders, which may be converted or exercised within 60 days after October 10, 2005.

      (2) The actual number of shares of common stock issuable upon conversion of the Series A Shares, the exercise of the Series A Warrants and the exercise of the Other Warrants is subject to certain anti-dilution and other adjustments.

      (3) Percentage is based upon 10,445,000 shares of common stock outstanding on October 10, 2005, plus, with respect to that Selling Shareholder only, all shares of common stock that are issuable to it within 60 days after that date, upon conversion of its Series A Shares, exercise of its Series A Warrants and/or exercise of its Other Warrants.

      (4) The Selling Shareholders are also offering hereunder such indeterminate number of additional shares of common stock as may be issued to them because of any future stock distributions, stock splits, similar capital readjustments or other anti-dilution adjustments, relating to the Series A Shares, the Series A Warrants and the Other Warrants.

      (5) Assumes the sale of all shares of common stock and Series A Warrants that may be sold in the offering.

      (6) Represents Mrs. Koffman's beneficial ownership of 4.9% of the Company's issued and outstanding shares of common stock. Mrs. Koffman and her husband, Milton Koffman, have agreed to restrict their rights to convert the Series A Shares and exercise Series A Warrants so that their combined beneficial ownership of the Company's common stock is less than five percent. Notwithstanding any restrictions on her beneficial ownership, the number of shares offered by Mrs. Koffman by this prospectus includes an aggregate of
            (i) 100,000 shares issuable upon the conversion of Series A Shares;
            (ii) 100,000 shares issuable upon the exercise of Series A Warrants; and (iii) 200,000 potential reserve shares.

      (7) Represents an aggregate of (i) 540,000 shares issuable upon the conversion of Series A Shares and/or the exercise of Series A Warrants; (ii) an aggregate of up to an additional 60,000 shares not convertible or exercisable pursuant to the Series A Shares or the Series A Warrants within 60 days after October 10, 2005; and (iii) 600,000 potential reserve shares.

      (8) Represents an aggregate of (i) 540,000 shares issuable upon the conversion of Series A Shares and/or the exercise of Series A Warrants; (ii) an aggregate of up to an additional 2,940,000 shares not convertible or exercisable pursuant to the Series A Shares or the Series A Warrants within 60 days after October 10, 2005; and
            (iii) 3,480,000 potential reserve shares.

      (9) Represents an aggregate of (i) 100,000 shares issuable upon the conversion of Series A Shares; (ii) 100,000 shares issuable upon the exercise of Series A Warrants; and 200,000 potential reserve shares.

      (10) Represents an aggregate of (i) 100,000 shares issuable upon the conversion of Series A Shares; (ii) 100,000 shares issuable upon the exercise of Series A Warrants; and 200,000 potential reserve shares.

      (11) Represents Mr. Koffman's beneficial ownership of 4.9% of the Company's issed and outstanding shares of Common Stock. Mr. Koffman and his wife, Shirley Stone Koffman, have agreed to restrict their rights to convert the Series A Shares and exercise Series A Warrants so that their combined beneficial ownership of the Company's Common Stock is less than five percent. Notwithstanding any restrictions on his beneficial ownership, the number of shares offered by Mr. Koffman by this prospectus includes (i) 400,000 shares issuable upon the conversion of Series A Shares; (ii) 400,000 shares issuable upon the exercise of Series A Warrants; and (iii) 800,000 potential reserve shares.

      (12) Represents an aggregate of (i) 100,000 shares issuable upon the conversion of Series A Shares; (ii) 100,000 shares issuable upon the exercise of Series A Warrants; and (iii) 200,000 potential reserve shares.

      (13) Represents an aggregate of (i) 200,000 shares issuable upon the conversion of Series A Shares; (ii) 200,000 shares issuable upon the exercise of Series A Warrants; and (iii) 400,000 potential reserve shares.

      (14) Represents Mr. Koffman's beneficial ownership of 4.9% of the Company's issued and outstanding shares of common stock. Mr. Koffman and Tech-Aerofoam Products, Inc., a corporation with which he is affiliated, have agreed to restrict their rights to convert the Series A Shares and exercise Series A Warrants so that their combined beneficial ownership of the Company's common stock is less than five percent. Notwithstanding any restrictions on his beneficial ownership, the number of shares offered by Mr. and Mrs. Koffman by this prospectus includes an aggregate of (i) 1,000,000 shares issuable upon conversion of Series A Shares; (ii) 1,000,000 shares issuable upon the exercise of Series A Warrants; and (iii) 2,000,000 potential reserve shares. Mr. Koffman is also deemed to be the beneficial owner of 100,000 shares issuable upon the exercise of Other Warrants by HSK Funding, Inc., which may be exercised until January 2010 at an exercise price of $1.00 per share.

      (15) Represents an aggregate of (i) 200,000 shares issuable upon the conversion of Series A Shares; (ii) 200,000 shares issuable upon the exercise of Series A Warrants; and (iii) 400,000 potential reserve shares.

      (16) Represents Tech-Aerofoam Products' beneficial ownership of 4.9% of the Company's issued and outstanding shares of common stock. Tech-Aerofoam Products and Burton Koffman, who is an affiliate of Tech-Aerofoam Products, have agreed to restrict their rights to convert Series A Shares and exercise Series A Warrants so that their combined beneficial ownership of the Company's common stock is less than five percent. Notwithstanding any restrictions on its beneficial ownership, the number of shares offered by Tech-Aerofoam Products by this prospectus includes an aggregate of (i) 1,000,000 shares issuable upon conversion of Series A Shares; (ii) 1,000,000 shares issuable upon the exercise of Series A Warrants; and (iii) 2,000,000 potential reserve shares.

      (17) Represents an aggregate of (i) 100,000 shares issuable upon the conversion of Series A Shares; (ii) 100,000 shares issuable upon the exercise of Series A Warrants; (iii) 100,000 shares issuable upon the conversion of Series A Shares under Mr. Scibelli's IRA; (iv) 100,000 shares issuable upon the exercise of Series A Warrants under Mr. Scibelli's IRA; and 400,000 potential reserve shares.

      (18) Represents an aggregate of (i) 100,000 shares issuable upon the conversion of Series A Shares; (ii) 100,000 shares issuable upon the exercise of Series A Warrants; and (iii) 200,000 potential reserve shares.

      (19) Represents an aggregate of (i) 200,000 shares issuable upon the conversion of Series A Shares; (ii) 200,000 shares issuable upon the exercise of Series A Warrants; and (iii) 400,000 potential reserve shares.

      (20) Represents an aggregate of (i) (1) 200,000 shares issuable upon the conversion of Series A Shares and (2) 200,000 shares issuable upon the exercise of Series A Warrants, all of which are issuable pursuant to the placement agent's purchase option; and (ii) 400,000 potential reserve shares.

      (21) Represents beneficial ownership of (i) 250,000 shares issuable upon the exercise of Other Warrants which may be exercised until January 2010 at an exercise price of $1.00 per share; and (ii) 100,000 shares of common stock owned by Mr. Gallo directly or by his children. Additionally, Mr. Gallo is a principal of Moneta Capital Advisors, Inc. ("Moneta") therefore be deemed to have beneficial ownership of the 220,000 shares underlying Other Warrants, held by Moneta, although Mr. Gallo disclaims beneficial ownership of 110,000 of such shares.

      (22) Represents 250,000 shares issuable upon the exercise of Other Warrants which may be exercised until January 2010 at an exercise price of $1.00 per share.

      (23) Represents beneficial ownership of (i) 250,000 shares issuable upon the exercise of Other Warrants which may be exercised until January 2010 at an exercise price of $1.00 per share and (ii) 110,000 shares of common stock owned by Mr. Rempel. Additionally, Mr. Rempel is a principal of Moneta and may therefore be deemed to have beneficial ownership of the 220,000 shares underlying Other Warrants held by Moneta, although Mr. Rempel disclaims beneficial ownership of 110,000 of such shares.

      (24) Represents (i) 120,000 shares issuable upon the exercise of Other Warrants which may be exercised until January 2010 at an exercise price of $1.00 per share and (ii)100,000 shares issuable upon the exercise of Other Warrants which may be exercised until April 2009 at an exercise price of $2.25 per share.

      (25) Represents 100,000 shares issuable upon the exercise of Other Warrants which may be exercised until January 2010 at an exercise price of $1.00 per share.

      (26) Represents 10,000 shares issuable upon the exercise of Other Warrants which may be exercised until January 2010 at an exercise price of $1.00 per share.

      (27) Represents 10,000 shares issuable upon the exercise of Other Warrants which may be exercised until January 2010 at an exercise price of $1.00 per share.

      (28) Represents 10,000 shares issuable upon the exercise of Other Warrants which may be exercised until January 2010 at an exercise price of $1.00 per share.



                              PLAN OF DISTRIBUTION

      The Selling Shareholders and any of their pledgees, assignees, and successors-in-interest (including distributees) may, from time to time, sell any or all of their shares of common stock of Giant Motorsports and/or the Series A Warrants offered hereby on any stock exchange, market or trading facility on which such shares and/or Series A Warrants are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Shareholders may use any one or more of, or a combination of, the following methods when selling shares of common stock and/or Series A Warrants:

      o ordinary brokerage transactions and transactions in which a broker/dealer solicits purchasers;

      o block trades in which a broker/dealer will attempt to sell the shares and/or Series A Warrants as agent but may position and resell a portion of the block as principal to facilitate the transaction;

      o purchases by a broker/dealer as principal and resale by the broker/dealer for its account;

      o an exchange distribution in accordance with the rules of any applicable exchange;

      o     privately negotiated transactions;

      o     settlement of short sales;

      o broker/dealers may agree with the Selling Shareholders to sell a specified number of such shares of common stock and/or Series A Warrants at a stipulated price per share or per warrant, as applicable;

      o     a combination of any such methods of sale; and

      o     any other method permitted pursuant to applicable law.

      The Selling Shareholders also may sell shares of common stock and/or Series A Warrants under Rule 144 under the Securities Act, if available, rather than under this prospectus.

      Broker/dealers engaged by the Selling Shareholders may arrange for other broker/dealers to participate in sales. Broker/dealers may receive commissions or discounts from the Selling Shareholders (or, if any broker/dealer acts as agent for the purchaser of shares or warrants, from the purchaser) in amounts to be negotiated. The Selling Shareholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

      The Selling Shareholders may from time to time pledge or grant a security interest in some or all of the shares or warrants or shares of common stock issuable upon exercise of warrants owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock and Series A Warrants from time to time under this prospectus, or under an amendment to this prospectus under the applicable provision of the Securities Act amending the list of Selling Shareholders to include the pledgee, transferee or other successors in interest as Selling Shareholders under this prospectus.

      The Selling Shareholders and any broker/dealers or agents that are involved in selling the shares of common stock or Series A Warrants may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker/dealers or agents and any profit on the resale of the shares of common stock or Series A Warrants purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Shareholders have informed the Company that they do not have any agreement or understanding, directly or indirectly, with any persons to distribute the common stock or the Series A Warrants.

      In order to comply with the securities laws of some states, if applicable, the common stock and/or Series A Warrants may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock and/or Series A Warrants may not be sold unless registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

      We have advised the Selling Shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares of common stock and Series A Warrants in the market and to the activities of the Selling Stockholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares of common stock or Series A Warrants against certain liabilities, including liabilities arising under the Securities Act.

      Although our shares of common stock are currently traded on the OTC Bulletin Board, there does not currently exist a market for the trading of the Series A Warrants included for registration in this prospectus. We have agreed, upon the request of any holder of the Series A Warrants (following such holder obtaining the written consent of the placement agent in our September 2005 Private Placement) or upon the request of said placement agent, to use our best efforts (subject to the willingness of market makers to file Form 211 as required) to cause the Series A Warrants to be listed on the OTC Bulletin Board and thereafter concurrently listed and/or quoted on any other trading market or exchange on which our common stock is quoted or listed.

      We are required to pay all fees and expenses incident to the registration of the shares of common stock and Series A Warrants. We have agreed to indemnify the Selling Shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

      UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (THE "EXCHANGE ACT"), ANY PERSON ENGAGED IN THE DISTRIBUTION OF THE SHARES OF COMMON STOCK OR SERIES A WARRANTS MAY NOT SIMULTANEOUSLY ENGAGE IN MARKET-MAKING ACTIVITIES WITH RESPECT TO THE COMMON STOCK OR SERIES A WARRANTS FOR SPECIFIED PERIODS OF TIME PRIOR TO THE START OF THE DISTRIBUTION. IN ADDITION, EACH SELLING SHAREHOLDER AND ANY OTHER PERSON PARTICIPATING IN A DISTRIBUTION WILL BE SUBJECT TO THE EXCHANGE ACT, WHICH MAY LIMIT THE TIMING OF PURCHASES AND SALES OF COMMON STOCK AND SERIES A WARRANTS BY THE SELLING SHAREHOLDER OR ANY SUCH OTHER PERSON.

                             BUSINESS AND PROPERTIES

General

      Giant Motorsports, Inc. ("us," "our," "we," the "Company" or "Giant") through our two wholly-owned subsidiaries, owns and operates two retail power sport superstores in the Midwestern United States. Our core brands include Suzuki, Yamaha, Honda, Ducati, Kawasaki and Polaris. Our superstores operate in Salem, Ohio and Chicago, Illinois under the names "Andrews Cycles" and "Chicago Cycles," respectively.

      We are a Nevada corporation with our principal offices located at 13134 State Route 62, Salem Ohio 44460, Tel. (330) 332-8534. Our web sites are: www.andrewscycles.com, www.chicagocycle.com and www.giant-corporate.com. Information on our websites do not constitute part of this prospectus.

Development of Our Business

      Andrews Cycles commenced business in 1984 as a Honda products dealership. In 1985 Andrews Cycles acquired an existing motorsports dealership and added Yamaha products to its line of motorsports products. Through the acquisition of two additional motorsports dealerships in 1986 and 1987, Andrews Cycles added the Suzuki and Kawasaki brands to its line of motorsports products. From 1987 through January 2004, Andrews Cycles expanded its power sports business by adding Polaris motorcycles to its product line, and became one of the largest power sports dealers in the State of Ohio.

      On January 16, 2004, we acquired all of the issued and outstanding shares of W.W. Cycles, Inc., the corporate entity that conducts business under the name "Andrews Cycles" ("W.W. Cycles"), from Gregory A. Haehn and Russell A. Haehn, our current officers and directors, and one other employee of W.W. Cycles, in exchange for our issuance of an aggregate of 7,850,000 shares of our common stock, which resulted in W.W. Cycles' becoming our wholly-owned subsidiary. On that same date, our two current officers and directors also purchased an additional 150,000 shares of our common stock from a then shareholder of the Company for an aggregate purchase price of $178,750. Simultaneously with the closing of this acquisition, the then sole director and officer of the Company resigned as a director and officer and was replaced by our current officers and directors. Russell A. Haehn became the Chairman, Chief Executive Officer, Secretary and a Director of the Company and Gregory A. Haehn became the President, Chief Operating Officer, Treasurer and a Director of the Company, which are the same positions in which they currently serve. The Company, which was then called American Busing Corporation, changed its name to Giant Motorsports, Inc., effective as of April 5, 2004. We currently conduct all of our "Andrews Cycles" business through our W.W. Cycles subsidiary.

      On April 30, 2004, we acquired substantially all of the assets of King's Motorsports, Inc. (the "Chicago Cycles Assets"), the corporate entity that conducted business under the name Chicago Cycle ("King's Motorsports"). We agreed to pay Kings Motorsports a total of $2,925,000 for the Chicago Cycle Assets, as follows:

      o     $1,250,000 on the date of closing; and

      o $1,675,000 through the issuance to Kings Motorsports of a 6% $1,675,000 aggregate principal amount note (the "King's Note"), which Note was payable: (i) $500,000 on July 29, 2004, (ii) $250,000 on October 27, 2004, and (iii) the remaining $925,000, plus accrued but unpaid interest on April 30, 2005.

      To fund the amount payable at closing for Chicago Cycles, we borrowed $1,250,000 from The Fifth Third Bancorp Bank (the "Bank"), pursuant to a term loan. This loan, which initially matured on May 31, 2004, was refinanced with the Bank through a term loan amortized over a 72 month period, but is payable in full on May 31, 2007, bearing interest at the rate of prime plus one percent (7.25% at June 30, 2005). Our payment obligations under this term loan also are personally guaranteed by Russell Haehn and Gregory Haehn. This loan is also secured by a first priority lien on all of our assets (including, without limitation, the Chicago Cycles Assets). As of June 30, 2005, the outstanding amount of this term loan, including accrued interest thereon, was $1,093,760.

      The entire outstanding principal amount of the King's Note and all interest accrued thereon was repaid on October 13, 2005.

Products and Services.

      Our products and services consist primarily of the sale and servicing of new and used motorcycles, all-terrain vehicles ("ATV's"), and scooters. In addition, we sell parts and accessories, extended service contracts, aftermarket motorcycle products, and maintenance and repair services. Our core brands include Honda, Yamaha, Suzuki, Kawasaki, Polaris and Ducati.

      We are a retail dealer of power sports products, and sell our products in superstores that operate under the names "Andrews Cycles" and "Chicago Cycles." Our Andrews Cycles subsidiary is located in Salem, Ohio, had approximately 50 employees, as of October 19, 2005, and sells power sports products to customers residing within an approximate 200 square mile area of its facilities. Our Chicago Cycles operations are located in Skokie, Illinois, has approximately 81 employees as of October 19, 2005, and sells power sports products to customers residing within an approximate 200 square mile area of its facilities. Both Andrews Cycles and Chicago Cycles also sell power sports products and parts through our websites specifically dedicated to those businesses.

Competition.

      The motorcycle/power sports retailing industry is highly competitive with respect to price, service, location and selection. There are an estimated 4,000 retail stores throughout the United States. We compete with numerous dealerships in each of our market segments, many of which are large and have significant financial and marketing resources. We also compete with private market buyers and sellers of used motorcycles and other power sports products, dealers that sell used motorcycles and other power sports products, service center chains and independent shops for service and repair business. Some of these businesses are capable of operating on smaller gross margins than those on which we are capable of operating because they have lower overhead and sales costs.

      In many states, dealerships have an exclusive 5 to 10-mile franchised territory, similar to automobile dealerships. While franchised territories can sometimes restrict market entry and subsequently market penetration; franchise restrictions can likewise provide protection from over-saturation.

      While we believe that our two current locations are among the larger retail dealerships in the states of Ohio and Illinois, our business represents only a small portion of the retail motorcycle, ATV and other power sports products sales throughout the United States. By implementing our superstore concept through further acquisitions of retail power sports dealerships throughout the United States, we believe that we can provide consumers in acquired markets with wide product diversification. Such diversification, as well as a comprehensive product offering, could result in an increase in our portion of total power sports retail business throughout the United States, and consequently reduce the impact of local competition on our business. There is no assurance that we will ever be able to implement this strategy in such a manner.

Principal Suppliers of our Products.

      We purchase substantially all of our products from the following manufacturers:

o     American Honda Motor Company, Inc.

o     Yamaha Motor Corporation

o     American Suzuki Motor Corporation

o     Kawasaki Motors Corp. U.S.A., Inc.

o     Ducati North America

o     Polaris Industries, Inc.


      Our Andrews Cycles and Chicago Cycles power sports dealerships operate pursuant to dealership agreements with all or most of the manufacturers listed above (or authorized distributors of such manufacturers' products), and we are dependent to a significant extent on our relationship with such manufacturers. Manufacturers exercise a great degree of control over our dealerships, and the dealership agreements provide for termination or non-renewal for a variety of causes. Many of our dealership agreements require prior approval with respect to acquisitions of other motorcycle and/or power sports dealerships, and a manufacturer may deny our application to make an acquisition or seek to impose further restrictions on us as a condition to granting approval of an acquisition. While these restrictions could adversely affect our business strategy of expanding our operations through the acquisition of other retail dealerships, we believe that we will be able to work with these manufacturers to obtain the approvals required for future acquisitions, although there can be no assurance of our success in doing so.

Market for our Products and Services.

      The power sports industry, which generated revenues of approximately $18 Billion in 2003, consists of new and used motorcycles, ATV's, personal watercraft, and snowmobiles, as well as parts, accessories and mechanical and financial services related to these products. On a continuing basis during the late 1990's, the industry sustained an average growth rate of 15% per annum. During 2004, the revenues increased approximately 4.7% over revenues generated in 2003. During that same period, Andrews Cycles' revenues increased by nearly 21%. The industry is highly fragmented with over 9,000 franchises being operated within approximately 4,000 motorcycle dealerships, the majority of which we believe are individually owned. We also believe that many dealership owners are motorcycle enthusiasts with minimal business training and limited capital. The largest dealership group generated revenues of approximately $300 million in 2003, or less than 3% of total industry sales.

Business Plan.

      It is our plan to maximize the operating and financial performance of our dealerships by achieving certain efficiencies both at the store and corporate levels. We believe this will enhance internal growth and profitability. We have begun, and plan to continue to centralize certain of our administrative functions including:

o     accounting;

o     finance;

o     insurance;

o     employee benefits;

o     strategic planning;

o     marketing;

o     purchasing; and

o     management information systems (MIS).

      We believe that by consolidating these functions we will be able to reduce overall expenses, simplify dealership management, create economies of scale with leveraged buying power and provide a level of expertise that would otherwise be unavailable to each dealership individually. We have identified, without limitation, the following strategic components as potentially integral to our overall success and profitability:


      o Super Store Concept. The "Super Store" has proven to be an effective strategy in the successful consolidation of many other retail industries. Super Stores are the choice of consumers nationwide. These large stores represent and imply the widest offerings, the lowest prices, and, we believe, will contribute to the development of a more mainstream motorsports marketplace.

      o Sales and Service Effectiveness. Consumers have become more sophisticated in evaluating and purchasing products, as a result of the wide-spread availability of the internet and greater access to information, and, as a result, require a more comprehensive offering, as well as intelligent and informative presentations. Our superstore selling space provides a larger display of products, with a greater choice of brands and styles. We believe that a greater choice of products, under one roof, will lead to a more satisfying shopping experience for customers and, in turn, increased product sales.

      o Competitive Workforce Development. A significant portion of the compensation we pay to our sales staff is commission based. We believe that commission-based compensation provides incentive for our salespersons to expend their greatest efforts to sell our products and services. Since their compensation is directly related to sales, our ability to hire successful salespersons is conditioned upon their belief that our dealerships will generate significant traffic and provide the inventory levels necessary to maximize sales opportunities. Our goal to build a "market leader" presence, proper inventory levels and an overall aggressive yet tactful approach, we believe, will attract the successful salespersons we need to sell our products and services.

      o Inventory Utilization. We believe that by housing our inventory in one large central facility, and distributing products from that facility to each of our dealerships, on an as-needed basis, we will be able to deliver products to our customers faster than other dealerships which are required to wait, for delivery of out-of-stock products.

      o Marketing Efficiencies. With a regional presence, and the use of single creative themes, tested for effectiveness, we believe that we will be able to take advantage of semi-national and possibly national marketing opportunities which typically offer reduced advertising rates based on the utilization of economies of scale. We also plan to maximize our use of cooperative advertising.

      o E-Commerce and Mail Order Opportunities. We intend to develop e-commerce and mail order strategies for the sale of parts and accessories that will expand our customer base outside of our dealership territories. We believe that the expansion of our business, over the internet and through mail order business, will assist us in the development of a national presence and create customer interest to visit one of our "Super Stores," although no assurance can be given that it will have such effect. We believe that increased efforts on internet and mail-order sales, will increase revenues and also create additional opportunities for strategic business relationships with dealerships outside of the territories where our dealerships are located, although no assurance can be given.

      o Captive Financing opportunities. It is our plan to create and implement our own in-house consumer financing facility, by acquiring an outside finance company, entering into a joint-venture relationship with a finance company, or by internally developing our own financing business, in order to provide financing to our customers for the purchase of our products. Such "captive" financing opportunities could represent significant additional revenues, which are currently received by third party manufacturers, banks, or outside financing organizations. We would be then have the ability to sell these loans to third parties in order to minimize our consumer financing risk. In February 2005 we formed Giant Motorsports Acceptance Group Inc., a wholly-owned subsidiary, as a potential vehicle to provide this type of in-house consumer financing. To date, we have not provided any financing through this company. We may provide financing through Giant Motorsports Acceptance Group Inc., in the future, in the event that we determine this to be consistent with our business plan.

Sales and Marketing.

      We currently market our products through television, radio, print and outdoor advertising. Advertising costs are funded primarily through cooperative advertising programs established by the manufacturers of the products. Under these programs, most dealers have access to approximately $100 per unit sold during the previous year. In addition, many of the larger and better performing dealership groups are able to access additional advertising funds for special circumstances from the manufacturers. It is our normal strategy to acquire and use the maximum amount of advertising funds available to us.

Floor Plan Financing.

      We are dependent to a significant extent on our ability to finance the purchase of inventory, which in the motorcycle and power sports retail industries involves significant sums of money in the form of floor plan financing. As of June 30, 2005, the Company had $19.380,306 of floor plan notes payable. Substantially all the assets of our dealerships are pledged to secure such indebtedness, which may impede our ability to borrow from other sources. We currently have floor plan facilities with a variety of lenders, including primarily GE Commercial Distribution Finance Corporation, Fifth Third Bank, Kawasaki Motors Finance Company, and American Honda Finance. Several of such lenders are associated with manufacturers with whom we have dealership agreements. Consequently, deterioration of our relationship with a manufacturer could adversely affect our relationship with the affiliated floor plan lender and vice versa.

Government Regulation.

      Our business is subject to federal, state and local laws, ordinances and regulations which establish various health and environmental quality standards, and liability related thereto, and provide penalties for violations of those standards. Under certain laws and regulations, a current or previous owner or operator of real property may be liable for the costs of removal and remediation of hazardous or toxic substances or wastes on, under, in or emanating from such property. Such laws typically impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances or wastes. Certain laws, ordinances and regulations may impose liability on an owner or operator of real property where on-site contamination discharges into waters of the state, including groundwater. Under certain other laws, generators of hazardous or toxic substances or wastes that send such substances or wastes to disposal, recycling or treatment facilities may be liable for remediation of contamination at such facilities. Other laws, ordinances and regulations govern the generation, handling, storage, transportation and disposal of hazardous and toxic substances or wastes, the operation and removal of underground storage tanks, the discharge of pollutants into surface waters and sewers, emissions of certain potentially harmful substances into the air and employee health and safety.

      Business operations subject to such laws, ordinances and regulations include the use, handling and contracting for recycling or disposal of hazardous or toxic substances or wastes, including environmentally sensitive materials such as motor oil, waste motor oil and filters, transmission fluid, antifreeze, refrigerants, waste paint and lacquer thinner, batteries, solvents, lubricants, degreasing agents, gasoline and diesel fuels. Our business is also subject to other laws, ordinances and regulations as the result of the past or present existence of underground storage tanks at our properties. Certain laws and regulations, including those governing air emissions and underground storage tanks, have been amended so as to require compliance with new or more stringent standards as of future dates. We cannot predict what other environmental legislation or regulations will be enacted in the future, how existing or future laws or regulations will be administered or interpreted or what environmental conditions may be found to exist in the future. Compliance with new or more stringent laws or regulations, stricter interpretation of existing laws or the future discovery of environmental conditions may require additional expenditures on our part, some of which may be material.

Employees.

      As of October 19, 2005, we had approximately 131 employees, 50 of whom are employed at our Andrews Cycles dealership and the other 81 of whom are employed at our Chicago Cycles dealership. All of our employees were employed on a full-time basis including 2 executives, 40 salespersons, 40 administrative persons, 27 service technicians and 24 clerical persons. We are not a party to a collective bargaining agreement with our employees and we believe that our relationship with our employees is satisfactory.

Legal Proceedings.

      We are not currently subject to any legal proceedings, and to the best of our knowledge, none are threatened, the results of which would have a material adverse effect on our properties, results of operations or financial condition. Additionally, to our knowledge, neither of our officers and directors are involved in any legal proceedings in which we are an adverse party.

Properties.

      Our principal executive offices are located at our 35,000 square foot facility at 13134 State Route 62, Salem Ohio 44460, which is also the offices and showroom for our Andrews Cycles dealership. We lease this facility from an affiliated entity controlled by Russell A. Haehn, our Chairman, Chief Executive Officer and a controlling shareholder. We lease this facility under a ten-year lease at a rental rate of $15,000 per month. The current term expires on October 31, 2009, but may be extended on the same terms for an additional period of two years until October 31, 2011.

      We also lease a 95,000 square foot retail facility in Skokie, Illinois, which is used for offices, a showroom and service facility for our Chicago Cycles dealership. We lease this facility under a ten-year lease with a ten year renewal option. The payments on the lease commenced in August 2005 at a monthly rent of $33,333 through May 2006 then increase to $40,000 per month from June 2006 through May 2007, $45,000 per month from June 2007 through May 2008, $46,667 from June 2008 through May 2009 and then increase 3% annually for the remaining term of the lease. We are also liable for a proportionate share of expenses and taxes over a specified amount.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OR
                               PLAN OF OPERATIONS

                     A NOTE ABOUT FORWARD-LOOKING STATEMENTS

      This prospectus and the documents incorporated by reference into it contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, such as statements relating to our financial condition, results of operations, plans, objectives, future performance and business operations. These statements relate to expectations concerning matters that are not historical fact. Accordingly, statements that are based on management's projections, estimates, assumptions, and judgments are forward-looking statements. These forward-looking statements are typically identified by words or phrases such as "believes," "expects," "anticipates," "plans," "estimates," "approximately," "intend," and other similar words and phrases, or future or conditional verbs such as "should," "would," "could," and "may." These forward-looking statements are based largely on our current expectations, assumptions, estimates, judgments, and projections about our business and our industry, and they involve inherent risks and uncertainties. Although we believe our expectations are based on reasonable assumptions, judgments, and estimates, forward-looking statements involve known and unknown risks, uncertainties, contingencies, and other factors that could cause our or our industry's actual results, level of activity, performance or achievement to differ materially from those discussed in or implied by any forward-looking statements made by or on behalf of Giant Motorsports, Inc. and could cause our financial condition, results of operations, or cash flows to be materially adversely affected. In evaluating these statements, some of the factors that you should consider include those described under "Risk Factors" and elsewhere in this prospectus or incorporated herein by reference.

General.

      Our goal is to become one of the largest dealers of power sports vehicles in the United States through acquisitions and internal growth.

      The motorsports industry is highly fragmented with an estimated 4,000 retail stores throughout the United States. We are attempting to capitalize upon the consolidation opportunities available and increase our revenues and income by acquiring additional dealers and improving our performance and profitability.

      We plan to maximize the operating and financial performance of our dealerships by achieving certain efficiencies that will enhance internal growth and profitability. By consolidating our corporate and administrative functions, we believe we can reduce overall expenses, simplify dealership management and create economies of scale.

      We will specifically target dealers in markets with strong buyer demographics that, due to under-management or under-capitalization, are unable to realize their market share potential and can benefit substantially from our systems and operating strategy.

      Together with our two wholly-owned subsidiaries, we own and operate two retail power sports superstores. Our core brands include Suzuki, Yamaha, Honda, Ducati and Kawasaki. Our superstores operate under the names "Andrews Cycles" and "Chicago Cycles." Andrews Cycles is located in Salem, Ohio, has approximately 50 employees and operates from an approximately 35,000 square foot facility. Chicago Cycles is located in the Chicago metropolitan area, has approximately 81 employees and operates from an approximately 95,000 square foot facility in Skokie, Illinois, pursuant to a ten-year lease we entered into in October 2004.

Loan Transactions.

      On April 30, 2004, we paid $1,675,000 of the purchase price for Chicago Cycles by issuing to Kings Motorsports a 6% $1,675,000 aggregate principal amount note (the "Note"), which Note initially provided for payment as follows:

      (i) $500,000 on July 29, 2004, (ii) $250,000 on October 27, 2004, and
(iii) the remaining $925,000, plus accrued but unpaid interest on April 30, 2005. We repaid all outstanding principal and interest on the Note, remaining due and payable, on October 13, 2005.

      To fund the amount payable at closing for Chicago Cycles, we borrowed $1,250,000 from The Fifth Third Bancorp Bank (the "Bank"), pursuant to a term loan. This loan, which initially matured on May 31, 2004, was refinanced with the Bank through a term loan amortized over a 72 month period, but is payable in full on May 31, 2007, bearing interest at prime plus one percent (7.25% at June 30, 2005). Our payment obligations under this term loan also are personally guaranteed by Russell Haehn and Gregory Haehn. This loan is also secured by a first priority lien on all of our assets (including, without limitation, the Chicago Cycles assets). As of June 30, 2005, the outstanding amount of this term loan, including accrued interest thereon, was $1,093,760.

      On April 20, 2004, pursuant to a $500,000 aggregate principal amount promissory note bearing interest at the rate of fourteen (14%) percent per annum (the "Bridge Note"), we received, from a third party, an aggregate principal amount bridge loan (the "Bridge Loan"). All outstanding principal on the Bridge Note was due on October 15, 2004. To secure the repayment of principal and interest on the Bridge Note, each of Russell Haehn and Gregory Haehn (i) pledged to the lender 150,000 shares (300,000 shares in the aggregate) of common stock owned by each of them, and (ii) guaranteed all of our payment obligations to the lender. As partial consideration for the Bridge Loan, we issued to the lender a five-year warrant to purchase 100,000 shares of common stock, at an exercise price of $2.25 per share. We also granted the lender certain piggyback registration rights with respect to the shares of common stock underlying the warrant. We used the $500,000 Bridge Loan proceeds for working and operating capital. On October 15, 2004, we repaid $250,000 of the principal amount outstanding under the Bridge Loan. Pursuant to a letter agreement entered into with the lender on October 6, 2004, payment of the remaining $250,000 of principal and all accrued interest thereon was extended until January 15, 2005. We paid the lender $2,500 in consideration for the extension. In September 2005, the lender assigned its rights to $50,000 of the $250,000 principal amount then outstanding to an affiliate of the lender, who in turn converted it into Series A Shares and Series A Warrants in our September 2005 Private Placement. On September 20, 2005, we used net proceeds from our September 2005 Private Placement, in the amount of $203,383.26 to repay the remaining outstanding principal amount of the Bridge Loan and all accrued and unpaid interest thereon.

      We also have obtained two revolving lines of credit with the Bank, each in the maximum amount of $250,000. The lines of credit bear interest at the rates of 14% per annum and prime plus one percent (7.25% at June 30, 2005), respectively, and have no stipulated repayment terms. At June 30, 2005, the aggregate amount of principal and interest outstanding on these credit lines was $499,863. These lines of credit are secured by a lien on substantially all of our assets.

Financing Activities

      In September 2005, the Company sold to accredited investors, in a private placement offering (the "September 2005 Private Placement"), 2,870 Series A Shares and warrants to purchase up to of 5,740,000 shares common stock (the "Series A Warrants"), resulting in the receipt by the Company of $2,820,000 of gross proceeds. These securities are convertible into the shares of common stock being offered for resale in this prospectus. After deduction of all offering expenses for the September 2005 Private Placement, including the placement agent's commissions and nonaccountable expense allowance, the Company received net proceeds of $2,485,163. The Company has used these net proceeds for debt repayment legal fees, and general working capital purposes.

Revenue Recognition:

Vehicle Sales:

      The Company records revenue when vehicles are delivered and title has passed to the customer, when vehicle service or repair work is performed and when parts are delivered. Sales promotions that are offered to customers are accounted for as a reduction to the sales price at the time of sale. Incentives, rebates and holdbacks offered by manufacturers directly to the Company are recognized at the time of sale if they are vehicle specific, or as earned in accordance with the manufacturer program rules and are recorded as a reduction of cost of merchandise sold.

Finance, Insurance and Extended Service Revenues:

      The Company arranges financing for customers through various financial institutions and receives a commission from the lender equal to the difference between the interest rates charged to customers and the interest rates set by the financing institution. The Company also receives commissions from the sale of various third party insurance products to customers and extended service contracts. These commissions are recorded as revenue at the time the customer enters into the contract. The Company is not the obligor under any of these contracts. In the case of finance contracts, a customer may prepay or fail to pay their contract, thereby terminating the contract. Customers may also terminate extended service contracts, which are fully paid at purchase, and become eligible for refunds of unused premiums. In these circumstances, a portion of the commissions the Company receives may be charged back based on the relevant terms of the contracts. The revenue the Company records relating to commissions is net of an estimate of the ultimate amount of chargebacks the Company will be required to pay. Such estimates of chargeback experience are based on our historical chargeback expense arising from similar contracts. The Company also acts as the warrantor on certain extended service contracts and defers the revenue and recognizes it over the life of the contract on a straight-line basis.

Results of Operations.

Year ended December 31, 2004 Compared to Year ended December 31, 2003

Revenues:

      Revenues for the year ended December 31, 2004 were $79,950,855 representing an increase of $33,895,012 (74%) from the $46,055,843 reported for the year ended December 31, 2003. Our results were impacted significantly, in a positive manner, by the acquisition of Chicago Cycles on April 30, 2004, and the inclusion of the additional revenues generated by Chicago Cycles from that date through December 31, 2004. Additionally, our sales increase can also be attributed to our aggressive marketing and advertising campaigns.

Cost of Sales:

      Cost of sales for the year ended December 31, 2004 increased by $28,796,240 (70%) from 2003. This increase reflects the additional cost of units needed to realize the increase in sales, and is also significantly impacted by the inclusion of the costs of Chicago Cycles' sales from April 30, 2004.

Operating Expenses:

      Selling, general and administrative expenses for the year ended December 31, 2004 were $7,756,715, an increase of $3,783,347 (95%) over 2003. The aggregate increase in such costs were principally related to (i) additional selling, general and administrative expenses relating to Chicago Cycles, commencing April 30, 2004, and (ii) approximately $359,596 of legal, accounting and auditing fees, incurred during 2004, which was significantly more than comparable expenses during the same period in 2003, which additional fees were associated with the requirements of becoming a public entity and the ongoing compliance and maintenance requirements ("Public Company Expenses"). Interest expense increased approximately $325,650 to $626,587 in 2004 as compared to 2003. This increase is primarily due to (i) interest payable by the Company relating to the loans we acquired to pay for Chicago Cycles and the Bridge Loan, and (ii) an increase in interest bearing floor plan inventory, and most significantly the addition of the floor plan inventory of Chicago Cycles.

Operating Income:

      Income from operations for the year ended December 31, 2004 increased by $1,315,425 to $2,168,256, as compared to $852,831 in 2003. Income from operations in 2004 was also substantially affected by the addition of Chicago Cycles' operations on April 30, 2004. This generally is a result of an increase of sales.

Income before Taxes, Depreciation and Amortization:

      Income before provision for taxes, depreciation and amortization, for the year ended December 31, 2004 was $1,580,261, which is $1,021,759 greater than in 2003. The income tax increase of $622,200 in 2004, as compared to 2003, is a result of the Company's tax filing status that changed from an S-Corp in 2003 to a C-Corp effective on January 1, 2004. Depreciation and amortization was approximately $165,043 for 2004 as compared to $74,564 for 2003.

Net Income:

      Net income for the year ended December 31, 2004 was $958,061 as compared to $558,502 for the 2003. As discussed above, net income in 2004 was substantially affected by the addition of the Chicago Cycles operations.

Six Months ended June 30, 2005 Compared to Six Months ended June 30, 2004

Revenues:

      Revenues for the six months ended June 30, 2005 were $56,535,378 representing an increase of $22,582,953 (66%) from the $33,952,425 reported for the six months ended June 30, 2004. Our results were impacted significantly, in a positive manner, by the acquisition of Chicago Cycles on April 30, 2004, and the inclusion of the additional revenues generated by Chicago Cycles during the six months ended June 30, 2005. These results also reflect a generally higher level of sales activities at both of our locations and our move to the larger facility in Chicago. Additionally, our sales increase can also be attributed to our aggressive marketing and advertising campaigns.

Cost of Sales:

      Cost of sales for the six months ended June 30, 2005 increased by $20,043,933 (67%) from 2004. This increase reflects the additional cost of units needed to realize the increase in sales, and is also significantly impacted by the inclusion of the costs of Chicago Cycles' sales beginning in April 30, 2004, and our move to the larger facility in Chicago.

Operating Expenses:

      Selling, general and administrative expenses for the six months ended June 30, 2005 were $5,482,982, an increase of $2,365,107 (76%) over the same period in 2004. The aggregate increase in such costs were principally related to (i) additional selling, general and administrative expenses relating to Chicago Cycles, commencing April 30, 2004, including increases of approximately $942,000 in compensation payable to our salespersons and $353,000 in advertising expenses, during the six months ended June 30, 2005 and (ii) an approximate $126,000 increase in legal, accounting, auditing and other professional fees, during the six months ended June 30, 2005, which additional fees were primarily associated with the ongoing compliance and maintenance requirements of being a public company. Net interest expense increased approximately $114,677 to $420,750 in the six months ended June 30, 2005 as compared to the same period in 2004. This increase is primarily due to (i) interest payable by the Company relating to the loans we acquired to pay for Chicago Cycles and the Bridge Loan, and (ii) an increase in interest bearing floor plan inventory, and most significantly the addition of the floor plan inventory of Chicago Cycles.

Operating Income:

      We had income from operations before other income (expense) for the six months ended June 30, 2005 of $1,111,591, as compared to income from operations of $937,678 for the same period in 2004. This increase in income from operations during the six months ended June 30, 2005 as compared to the same period in 2004, is a result of greater sales volume and an increase in gross margin on our sales. Depreciation and amortization was approximately $210,000 for the six months ended June 30, 2005, as compared to $60,000 for the same period in 2004.

Income before Taxes:

      We had income before provision for taxes, for the six months ended June 30, 2005 of $724,981, as compared with income before provision for taxes of $638,978 for the same period in 2004. This increase in income before taxes during the six months ended June 30, 2005 as compared to the same period in 2004, is a result of our greater sales volume and an increase in gross margin on our sales. We had taxes of $173,000 for the six months ended June 30, 2005, as compared to taxes of $245,600 for the same period in 2004. Income taxes during the current period were reduced due in part to a net operating loss carryforward from the first quarter of 2005.

Net Income:

      We had net income of $551,981 for the six months ended June 30, 2005, as compared to net income of $393,378 for the same period in 2004. This increase in net income during the six months ended June 30, 2005 as compared to the same period in 2004, is a result of our greater sales volume, an increase in gross margin on our sales, and the reduced income taxes for the current period.

Liquidity and Capital Resources.

      Our primary source of liquidity has been cash generated by operations and borrowings under various credit facilities. At June 30, 2005, we had $469,588 in cash and cash equivalents, compared to $1,862,187 at December 31, 2004. Until required for operations, our policy is to invest excess cash in bank deposits and money market funds. Net working capital at June 30, 2005 was $(669,204) compared to $(399,303) at December 31, 2004. The Company's negative net working capital at June 30, 2005, was mostly attributable to its financing of the acquisition of Chicago Cycles acquisition through short-term debt, as well as an increase in floor plan financing, as a result of the additional inventory acquired in the Chicago Cycles acquisition.

      The Company receives floor plan financing from six different motorcycle manufacturers for whom the Company sells the manufacturers' products. The Company uses such floor plan financing to assist it in financing and carrying the Company's inventory necessary to achieve the Company's sales goals. Such manufacturer's collateral includes all unit inventory plus a general lien on all assets of Andrews Cycles and Chicago Cycles.

      The Company has acquired the loans described under the heading Loan Transactions above. As a result of the September 2005 Private Placement, the Company also raised additional cash from financing activities of approximately $2,485,000 for use in connection with its operations. Although the Company believes that the proceeds raised in its private placement, along with its current borrowing facilities together with its cash generated from operations, will be adequate to meet its working capital requirements for its current operating levels, the Company may in the future attempt to raise additional financing through the sale of its debt and/or equity securities.

Seasonality.

      Our two main products - motorcycles and all terrain vehicles ("ATVs") are subject to seasonality. Traditionally, the motorcycle season begins in late February or early March and runs until September. In September/October, the sale of ATVs increases while motorcycle sales decrease.

Impact of Inflation.

      General inflation in the economy has driven the operating expenses of many businesses higher, and, accordingly we have experienced increased salaries and higher prices for supplies, goods and services. We continuously seek methods of reducing costs and streamlining operations while maximizing efficiency through improved internal operating procedures and controls. While we are subject to inflation as described above, our management believes that inflation currently does not have a material effect on our operating results, but there can be no assurance that this will continue to be so in the future.

Critical Accounting Policy and Estimates.

      Our Management's Discussion and Analysis or Plan of Operation section discusses our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America, as promulgated by the PCAOB. The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. On an on-going basis, management evaluates its estimates and judgments, including those related to revenue recognition, accrued expenses, financing operations, and contingencies and litigation. Management bases its estimates and judgments on historical experience and on various other factors that are believed reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. The most significant accounting estimates inherent in the preparation of our financial statements include estimates as to the appropriate carrying value of certain assets and liabilities which are not readily apparent from other sources. These accounting policies are described at relevant sections of this discussion and analysis and in the notes to the consolidated financial statements included in this annual report.

                                   MANAGEMENT

      Set forth below are the names, ages, and positions of each of our executive officers and directors, together with such person's business experience during the past five years. Their business experience is based on information provided by each of them to us. Directors are to be elected annually at our annual meeting of shareholders and served in that capacity until the earlier of their resignation, removal or the election and qualification of their successor. Executive officers are elected annually by our Board of Directors to hold office until the earlier of their death, resignation, or removal.

NAME                   AGE      POSITIONS HELD AND TENURE
----                   ---      -------------------------

Russell A. Haehn       58       Chairman, Chief Executive Officer and
                                Director since January 2004

Gregory A. Haehn       59       President, Chief Operating Officer and Director
                                since January 2004

Officers and Directors:

      Russell A. Haehn has been the Chairman, Chief Executive Officer and Secretary of the Company since the acquisition of W.W. Cycles, in January 2004, and holds the same positions with W.W. Cycles since such time. Prior to such acquisition, Mr. Haehn had been the Vice President and a director of W.W. Cycles since its inception in 1984. From 1990 to 2000, Mr. Haehn also was the founder, President, a director and the sole shareholder of Andrew Cycles Incorporated, which was an importer and exporter of motorcycles.

      Gregory A. Haehn has been the President, Chief Operating Officer, Treasurer and a director of the Company since the acquisition of W.W. Cycles, in January 2004, and holds the same positions with W.W. Cycles since such time. Mr. Haehn, since its inception in 1998, also has been the President, director and sole shareholder of Yukon International Inc., a manufacturer, distributor and retailer of fitness equipment. From May 2000 to December 2000, Mr. Haehn was President of Interactive Marketing Technologies, Inc., a publicly-traded company in the direct marketing business. From 1988 to 1997, Mr. Haehn was the founder, President and sole shareholder of Midwest Motorsports Inc., a power sports dealership in Akron, Ohio which sold motorcycles. Additionally, from 1976 to 1997, Mr. Haehn was the President of Worldwide Auto Parts Inc., a leading regional auto parts supply business in Northeastern Ohio.

      Russell Haehn and Gregory Haehn are brothers. The present term of office of each director will expire at the next annual meeting of shareholders.

      Our executive officers are elected annually at the first meeting of our board of directors held after each annual meeting of shareholders. Each executive officer holds office until his successor is duly elected and qualified, until his resignation, or until removed in the manner provided by our bylaws.

Agreement to Appoint Additional Director

      For a period of five years from the effective date of the of the Registration Statement of which this prospectus forms a part, we have agreed to appoint a designee of HCFP/Brenner Securities LLC, the placement agent in the September 2005 Private Placement, to serve on our board of directors. In the event that the placement agent does not exercise its right to appoint a designee to our board, it shall have the right to send a representative (who need not be the same individual from meeting to meeting) to observe each meeting of the board of directors.

Director Compensation

      We have not paid any cash compensation to our directors for their service on the board of directors, and do not have any plans to do so, in the near future. We do not currently maintain liability insurance coverage for the acts of our officers and directors, but we have agreed to obtain liability insurance in an amount not less than $1,500,000, on or around the date that the placement agent's designee commences services on our board, if this shall occur, and will include the placement agent's designee as an insured under such policy.

      There are no arrangements between any director or director nominee of the Company and any other person pursuant to which he was, or will be, selected as a director.

Significant Employees:

      Phillip A. Andrews has been the general manager of our W.W. Cycles subsidiary since 1984.

      Jerry Fokas has been the general manager of our Chicago Cycles subsidiary since May 2004. Commencing in 2001 and until our acquisition of the Chicago Cycles assets in April 2004, Mr. Fokas was a principal, founder and general manager of King's Motorsports. From 1999 to 2000 Mr. Fokas was the general manager of Schaumburg Honda Suzuki. From 1990 through 1998 Mr. Fokas served as general manager and principal of Northern Illinois Honda (which was later renamed Banzai Motorsports).

Governance

      The Company has not formally appointed an audit committee, and the entire board of directors (two persons) currently serves the function of an audit committee. The Company has not made a determination as to whether any of its directors would qualify as an audit committee financial expert. The Company has not yet adopted a code of ethics applicable to its chief executive officer and chief accounting officer, or persons performing those functions, because of the small number of persons involved in management of the Company.

Compliance with Section 16(a) of the Exchange Act

      Section 16(a) of the Securities Exchange Act of 1934, as amended, generally requires our directors and executive officers and persons who own more than 10% of a registered class of our equity securities ("10% owners") to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Directors and executive officers and 10% owners are required by SEC regulation to furnish us with copies of all Section 16(a) reports they file. To our knowledge, based solely on review of copies of the reports furnished to us and verbal representations that no other reports were required to be filed during the fiscal year ended December 31, 2004, all Section 16(a) filing requirements applicable to our directors, executive officers and 10% owners were met.

Executive Compensation

      The following table sets forth the annual and long-term compensation paid for the fiscal years ended December 31, 2004, 2003 and 2002 to our Chairman and Chief Executive Officer; and President and Chief Operating Officer (collectively, the "Named Executive Officers"). No other officer received compensation in excess of $100,000 in any of those years.


                           Summary Compensation Table

                              Annual Compensation

                                                                                                  Long-Term
                                                                                                 Compensation
                                                                                                    Awards
                                                                                                  Securities
                                               Fiscal                                             Underlying           All Other
Name and Positions                              Year            Salary           Bonus            Options (#)         Compensation
------------------------------------------ ---------------- ---------------- --------------- --------------------- ----------------
Russell A. Haehn, Chairman and Chief           2002(1)          107,805           -0-                -0-               $41,000(2)
Executive Officer
                                               2003(1)           88,000           -0-                -0-               $70,000(2)

                                               2004(1)           94,500           -0-             1,000,000           $137,000(2)
------------------------------------------ ---------------- ---------------- --------------- --------------------- ----------------
Gregory A. Haehn, President and Chief          2004(3)          $26,000           -0-              500,000             $12,000(4)
Operating Officer
------------------------------------------ ---------------- ---------------- --------------- --------------------- ----------------


----------------------

      (1) Russell Haehn was employed by W.W. Cycles, the wholly-owned subsidiary of the Company that was acquired in January 2004. Compensation paid to him for fiscal years 2002, 2003 and until January 15, 2004, reflect amounts paid by W.W. Cycles to him.

      (2) Other compensation payable to Russell Haehn includes amounts payable to Mr. Haehn directly from manufacturers of certain of the products we sell, as an incentive to sell these products. The total amounts paid to Mr. Haehn during the years set forth in the above table were $29,000 in 2002, $58,000 in 2003 and $125,000 in 2004. Mr. Haehn
            also received an automobile allowance of $12,000 per year in each of those years.

      (3)   Gregory Haehn became an employee of the Company in January 2004.

      (4) Other compensation payable to Gregory Haehn reflects an automobile allowance of $12,000 in 2004.

Stock Options

                      Option/SAR Grants in Last Fiscal Year
                               (Individual Grants)



                                                               Percent of
                                             Number of           total
                                            Securities        options/SARs
                                             Underlying        granted to       Exercise or
                                            Options/SARs      employees in      base price
Name and Position                            granted (#)       fiscal year         ($/Sh)       Expiration Date
---------------------------------------- ------------------ ----------------- --------------- --------------------
Russell A. Haehn, Chairman and Chief       1,000,000(1)           67%             $1.25         August 15, 2009
Executive Officer
---------------------------------------- ------------------ ----------------- --------------- --------------------
Gregory A. Haehn, President and Chief       500,000(1)            33%             $1.25         August 15, 2009
Operating Officer
---------------------------------------- ------------------ ----------------- --------------- --------------------

-----------------------------

(1) Reflects options granted to the two Named Executive Officers in August 2004 to purchase shares of our common stock.

Employment Agreements

      We do not have a written employment agreement with either of our Named Executive Officers.



CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      We lease our 30,000 square foot facility in Salem, Ohio from an affiliated entity controlled by Russell A. Haehn, our Chairman, Chief Executive Officer and a controlling shareholder. We lease this facility under a 10-year lease at a rental rate of $15,000 per month. The current term expires on October 31, 2009, but may be extended on the same terms for an additional period of two years until October 31, 2011. We believe that the terms of this arrangement are no less favorable to us than those that would be available for a similar facility leased from a third party in a bona fide arms length transaction.

      We have provided loans to Gregory A. Haehn and to Andrews North, Inc., a company of which Russell A. Haehn is the sole shareholder, the aggregate outstanding principal amount of which was $94,145.64 as of September 30, 2005. There are no stipulated repayment terms on these loans. The loans bear interest at a rate of 6% per year. All principal and interest due to the Company under these loans is expected to be repaid on or prior to December 31, 2005, although no assurance can be made thereof.

           PRINCIPAL SHAREHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

         As of October 10, 2005, we had a total of 10,445,000 shares of common stock issued and outstanding.

         The following table sets forth information, as of October 10, 2005, with respect to the beneficial ownership of our common stock by: (i) all directors; (ii) the Named Executive Officers; (iii) all current executive officers and directors as a group; and (iv) each shareholder known by us to be the beneficial owner of more than 5% of our common stock.

                                                         Number of Shares Owned                 Approximate Percent of Class
                     Name                                    Beneficially (1)                           Owned (1)(2)(3)
                     ----                                         ---                                   ---------------
Russell A. Haehn (4)(6)                                        5,785,000                                     50.5%
Gregory A. Haehn (5)(6)                                        3,235,000                                     29.6%

All Executive Officers and Directors, as a                     9,020,000                                     75.5%
Group (two persons)


------------------------

(1) Beneficial ownership information is based on information provided to the Company. Except as indicated, and subject to community property laws when applicable, the persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Except as otherwise indicated, the address of such persons is the Company's offices at 13134 State Route 62, Salem, Ohio 44460.

(2) The percentages shown are calculated based upon 10,445,000 shares of common stock outstanding on October 10, 2005. The numbers and percentages shown include the shares of common stock actually owned as of October 10, 2005 and the shares of common stock that the person or group had the right to acquire within 60 days of October 10, 2005. In calculating the percentage of ownership, all shares of common stock that the identified person or group had the right to acquire within 60 days of October 10, 2005 upon the exercise of options and warrants are deemed to be outstanding for the purpose of computing the percentage of the shares of common stock owned by such person or group, but are not deemed to be outstanding for the purpose of computing the percentage of the shares of common stock owned by any other person.

(3) Notwithstanding each person or group's beneficial ownership of the Company's common stock, since the Series A Shares are entitled to vote together with the common stock on all matters submitted to shareholders for their approval, each person's or group's percentage voting interest (assuming exercise of all options) is: Russell A. Haehn - 33.7%; Gregory
      A. Haehn - 19.4%; and all executive officers and directors as a group - 51.0%.

(4) Includes a five-year non-qualified stock option, granted to Mr. Russell Haehn on August 16, 2004, to purchase up to 1,000,000 shares of Common Stock at an exercise price of $1.25 per share.

(5) Includes (i) 2,655,000 shares of common stock owned directly by Mr. Haehn and (ii) 80,000 shares of common stock owned by Mr. Haehn's minor children. Does not include an additional 80,000 shares of common stock owned by two other of Mr. Haehn's children for which he disclaims any beneficial ownership. Also includes a five-year non-qualified stock option, granted to Mr. Gregory Haehn on August 16, 2004, to purchase up to 500,000 shares of Common Stock at an exercise price of $1.25 per share.

(6)   Russell Haehn and Gregory Haehn are brothers.

      The Company is not aware of any arrangement which might result in a change in control in the future.

                            DESCRIPTION OF SECURITIES

      The following summary is qualified in its entirety by reference to the Company's Restated Articles of Incorporation ("Articles") and its bylaws. The Company's authorized capital stock consists of 75,000,000 shares of common stock, $.001 par value per share, and 5,000,000 shares of preferred stock, $.001 par value per share.

Common Stock

      As of October 10, 2005, we have 10,445,000 shares of common stock issued and outstanding. Each share of common stock is entitled to one vote at all meetings of shareholders. All shares of common stock are equal to each other with respect to liquidation rights and dividend rights. There are no preemptive rights to purchase any additional shares of common stock. Our Articles do not provide for cumulative voting in the election of directors. Because holders of common stock do not have cumulative voting rights, subject to the rights of the preferred stock to vote with the holders of common stock, holders or a single holder of more than 50% of the outstanding shares of common stock present and voting at an annual meeting at which a quorum is present can elect all of the Company's directors. In the event of liquidation, dissolution or winding up of the Company, holders of shares of common stock will be entitled to receive on a pro rata basis all assets of the Company remaining after satisfaction of all liabilities and all liquidation preferences, if any, granted to holders of our preferred stock.

      All of our issued and outstanding common stock is, and, when distributed according to the terms of the offering will be, fully paid and non-assessable and are not subject to any future call.

      The holders of outstanding shares of common stock are entitled to receive dividends out of assets legally available therefore at such times and in such amounts as our board of directors may from time to time determine, subject to any approval required by holders of any class of preferred stock. Holders of common stock will share equally on a per share basis in any dividend declared by the board of directors. We have not paid any dividends on our common stock, to date, and do not anticipate paying any cash dividends our common stock in the foreseeable future.

Preferred Stock

General

      The board of directors of the Company has the authority to divide the authorized preferred stock into series, the shares of each series to have such relative rights and preferences as shall be fixed and determined by the board of directors. The provisions of a particular series of authorized preferred stock, as designated by the board of directors, may include restrictions on the payment of dividends on common stock. Such provisions may also include restrictions on the ability of the Company to purchase shares of common stock or to purchase or redeem shares of a particular series of authorized preferred stock. Depending upon the voting rights granted to any series of authorized preferred stock, issuance thereof could result in a reduction in the voting power of the holders of common stock. In the event of any dissolution, liquidation or winding up of the Company, whether voluntary or involuntary, the holders of the preferred stock will receive, in priority over the holders of common stock, a liquidation preference established by the board of directors, together with accumulated and unpaid dividends. Depending upon the consideration paid for authorized preferred stock, the liquidation preference of authorized preferred stock and other matters, the issuance of authorized preferred stock could result in a reduction in the assets available for distribution to the holders of common stock in the event of the liquidation of the Company.

Series A Shares

      As of October 10, 2005, we have 2,870 shares of preferred stock issued and outstanding, all of which has been designated as Series A convertible preferred stock (the "Series A Shares"). Additionally, HCFP/Brenner Securities LLC, the placement agent in our September 2005 Private Placement has an option to purchase 100 Series A Shares at a purchase price of $1,000 per share.

      Rank. The Series A Shares rank senior to (1) the common stock and (2) each other class or series of preferred stock now or hereafter established by the board of directors, the terms of which do not expressly provide that it ranks senior to, or on a parity with, the Series A Shares as to dividend rights and rights on liquidation, winding-up and dissolution of the Company (collectively referred to as "Junior Stock").

      Dividends. The holders of shares of Series A Shares will receive dividends at the rate of $100.00 per Series A Share per annum, payable, at the option of the Company, in cash or shares of Common Stock, provided that, the dividend rate will be reduced to $70.00 per Series A Share per annum at such time as and for as long as our shares of common stock issuable upon conversion of the Series A Shares are covered by an effective registration statement. In the event of certain defaults by the Company, the dividend rate will be increased to $200.00 per Series A Share until the default has been cured. Dividends will accrue and be payable semi-annually, in arrears, on the first day of March and September in each year, beginning March 2006.

      Liquidation Preference. In the event of a liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of the Series A Shares are entitled to receive, after all payments to holders of any securities that rank senior to the Series A Shares, $1,000.00 per Series A Share, together with an amount equal to the dividends accrued and unpaid thereon (whether or not declared) to the date of final distribution to the holders of Series A Shares, without interest, before any payment shall be made or any assets distributed to the holders of any of the Company's securities that rank junior to the Series A Shares, including the common stock. After the full payment of the liquidation preference to the holders of Series A Shares, they are not entitled to any further participation in any distribution of the Company's assets. At the option of any holder of Series A Shares, a consolidation or merger of the Company with another corporation in which the Company is not the surviving entity, or a sale or transfer of all or part of the Company's assets for cash, securities or other property will be considered a liquidation, dissolution or winding up of the Company.

      Conversion.

      Election to Convert. Each Series A Share may be converted at any time, at the election of the holder, into 2,000 shares of our common stock, subject to certain adjustments.

      Mandatory Conversion. We have the right, in our sole discretion, to require that all of the outstanding Series A Shares be converted into shares of our common stock at the same conversion rate applicable to a conversion election. We have this right to require conversion at any time: (1) the last trade price of our common stock reported on the OTC Bulletin Board for each of the ten consecutive trading days ending two business days prior to the date of our conversion election exceeds $1.50 per share (subject to certain adjustments, including adjustments for anti-dilution) and (2) the common stock issuable upon conversion of the Series A Shares is covered by an effective registration statement during the entire ten-day period and through the date of the conversion.

      Anti-Dilution Adjustments. Subject to certain exceptions, if we issue securities, in the future, at an effective price of less than $.50 per share of common stock (or the then current price as reduced by prior anti-dilution events), then the rate of conversion of the Series A Shares into our common stock will be reduced to the effective price of our common stock as issued. In addition, the rate of conversion may also be reduced as a result of certain recapitalization events, including (1) a split or reverse split of our shares of common stock and (2) the payment of a dividend in shares of our common stock (other than dividends payable on the Series A Shares in common Stock).

      Voting Rights. Holders of the Series A Shares vote together with the holders of common stock as a single class on all matters submitted to shareholders for a vote and shall have a number of votes equal to 2,000 votes for each Series A Share, subject to certain adjustments. Additionally, the approval of the holders of a majority of the Series A Shares is required for the approval of the following matters:

            (1) Any amendment, alteration or repeal of the Articles or the certificate of designation relating to the Series A Shares, if such amendment, alteration or repeal adversely affects the rights, preferences or privileges of the Series A Shares, including the right to create, authorize or issue any series or shares of stock senior to or on parity with the Series A Shares, or to increase the amount of authorized capital stock of any such class;

            (2) The creation, authorization or issuance of any series or shares of capital stock convertible into common stock which is on parity with or senior to the Series A Shares in terms of liquidation, dividends or otherwise;

            (3) The merger, consolidation or entering into a business combination or similar transaction, other than if (i) the Company is the surviving entity and (ii) the shareholders of the Company prior to such transaction continue to hold a majority of the capital stock of the Company following the transaction;

            (4) The incurrence or permission to exist of any inventory or equipment indebtedness or liens relating thereto, except that the Company may borrow in connection with institutional financing of inventory and equipment and mortgage financing in connection with acquisitions of real estate;

            (5) The declaration or payment of any dividends on, purchase, redemption or retirement for value, of any capital stock (other than the Series A Shares), or make any distribution of assets, capital stock, warrants, rights, options, indebtedness or obligations to the Company's shareholders;

            (6) The sale or other transfer of a material portion of the Company's assets; provided, however, that such a sale or other transfer will be permitted if (i) it is not of all or substantially all of the Company's assets and (b) is approved by a majority of the independent and disinterested members of the board of directors; and

            (7) The entering into any transaction or agreement, or the amendment or modification of any existing agreement, with any officers, directors or principal shareholders of the Company, or any of their affiliates, which transaction, agreement amendment or modification is not approved by a majority of the independent and disinterested members of the board of directors.

Warrants

Series A Warrants

      We issued warrants in our September 2005 Private Placement (the "Series A Warrants") to the investors who purchased Series A Shares, providing those shareholders the right to purchase up to an aggregate of 5,740,000 shares of our common stock, at an exercise price of $.50 per share, subject to certain adjustments. Additionally, the placement agent in our September 2005 Private Placement has an option to acquire Series A Warrants to purchase 200,000 shares of our common stock. The Series A Warrants, which are also being offered for resale by the Selling Shareholders under this prospectus, may be exercised at any time until September 16, 2010. Other material terms of the Series A Warrants are as follows:

            (1) Listing. Upon the request of any holder of the Series A Warrants (following the holder's obtaining the written consent of HCFP/Brenner Securities LLC) or of said placement agent, we have agreed to use our best efforts to list the Series A Warrants on the OTC Bulletin Board and to provide for quotation on any other trading market or exchange on which our common stock becomes quoted or listed in the future.

            (2) Anti-Dilution Adjustments. At any time prior to the listing of the Series A Warrants on the OTC Bulletin Board, the exercise price will be subject to similar adjustments as provided with respect to reductions in the conversion price, in the event of the issuance of additional securities at an effective price per share of common stock less than $.50 (or the then current exercise price as reduced by prior anti-dilution events). The exercise price is also subject to adjustment as a result of certain recapitalization events.

            (3) Appointment of Warrant Agent. We are required, commencing on the first date that the Series A Warrants are listed on OTC Bulletin Board, to appoint a warrant agent for the purpose of maintaining the warrant register, in connection with the issuance of the common stock issuable upon the exercise of the Series A Warrants, exchanging the Series A Warrants, replacing the Series A Warrants or any or all of the foregoing. Upon said appointment, any registration, issuance, exchange, or replacement of the Series A Warrants, as the case may be, will be made at the office of the warrant agent.

            (4) Redemption. Provided (i) that the shares of common stock underlying the Series A Warrants are registered for resale under an effective registration statement filed by the Company with the SEC and
      (ii) that the registration statement shall be effective thirty (30) days prior to the date of a notice of redemption, and remains effective until that date, and provided that the Company obtains the prior written consent of HCFP/Brenner Securities LLC to redeem the Series A Warrants, then upon not less than 14 business days' prior written notice to the each holder, the Series A Warrants may be redeemed by the Company at any time commencing six months after the date of effectiveness of the registration statement and prior to expiration of the Series A Warrants, in whole but not in part, at the Company's sole option, at the redemption price of $0.01 per share for every share of common stock purchasable upon exercise the Series A Warrants at the time of redemption, if the last sale price of a share of our common stock is at least $1.50 per share as adjusted for stock splits, dividends and the like, for all ten of the consecutive trading days ending within three business days prior to the date of the redemption notice. The sending of a redemption notice will not affect a holder's ability to exercise his or her Series A Warrants at any time prior to the date of redemption.


Registration Rights

      In connection with the issuance of its securities in the September 2005 Private Placement, we entered into a registration rights agreement with the purchasers and the placement agent requiring us to file a registration statement to register (1) the shares of common stock into which the Series A Shares convert Warrants (including those Series A Shares that may be purchased pursuant to the placement agent's option); (2) the shares of common stock that may be paid as dividends on the Series A Shares; (3) the Series A Warrants (including those Series A Warrants that may be issued pursuant to the placement agent's option), and (4) the shares of common stock underlying the Series A Warrants (including those underlying the Series A Warrants issuable to the placement agent pursuant to its option), on a Form SB-2 Registration Statement (or comparable form) by on or about October 31, 2005 and ensure that such registration statement is effective no later than on or about January 16, 2005. If any of the above time periods are not met, or the registration statement is declared effective by the SEC, but the registered securities cannot be sold by a Selling Shareholder for any reason other than its own fault, then the Company will pay investors an amount in cash, as partial liquidated damages and not as a penalty, equal to 2% per month of the issue price until such deficiency is cured.

      An aggregate of up to 1,100,000 shares of common stock underlying other warrants issued by the Company are also entitled to be included in the registration statement described in the paragraph immediately preceding, upon the election of the holders of those warrants, and represent the shares of common stock underlying the Other Warrants that are being offered for resale by certain of the Selling Shareholders in this prospectus.

Certain Rights of Holders of Common Stock

      The Company is a Nevada corporation organized under Chapter 78 of the Nevada Revised Statutes ("NRS"). Accordingly, the rights of the holders of common stock are governed by Nevada law. Although it is impracticable to set forth all of the material provisions of the NRS, the following is a summary of certain significant provisions of the NRS that affect the rights of securities holders.

Control Share Statute

      Sections 78.378 - 78.3793 of the NRS constitute Nevada's control share statute, which set forth restrictions on the acquisition of a controlling interest in a Nevada corporation which does business in Nevada (directly or through an affiliated corporation) and which has 200 or more shareholders, at least 100 of whom are shareholders of record and residents of Nevada. A controlling interest is defined as ownership of common stock sufficient to enable a person directly or indirectly and individually or in association with others to exercise voting power over at least 20% but less than 33.3% of the common stock, or at least 33.3% but less than a majority of the common stock, or a majority or more of the common stock. Generally, any person acquiring a controlling interest must request a special meeting of shareholders to vote on whether the shares constituting the controlling interest will be afforded full voting rights, or something less. The affirmative vote of the holders of a majority of the common stock, exclusive of the control shares, is binding. If full voting rights are not granted, the control shares may be redeemed by the corporation under certain circumstances. The Company does not believe the foregoing provisions of the Nevada statutes are presently applicable to it because it does not presently have the requisite number of shareholders and does not conduct business in Nevada; however, if in the future it does satisfy these requirements, then such provisions may apply.

Business Combination Statute

      Sections 78.411 - 78.444 of the NRS set forth restrictions and prohibitions relating to certain business combinations and prohibitions relating to certain business combinations with interested shareholders. These sections generally prohibit any business combination involving a corporation and a person that beneficially owns 10% or more of the common stock of that corporation (an "Interested Shareholder") (A) within five years after the date (the "Acquisition Date") the Interested Shareholder became an Interested Shareholder, unless, prior to the Acquisition Date, the corporation's board of directors had approved the combination or the purchase of shares resulting in the Interested Shareholder becoming an Interested Shareholder; or (B) unless five years have elapsed since the Acquisition Date and the combination has been approved by the holders of a majority of the common stock not owned by the Interested Shareholder and its affiliates and associates; or (C) unless the holders of common stock will receive in such combination, cash and/or property having a fair market value equal to the higher of (a) the market value per share of common stock on the date of announcement of the combination or the Acquisition Date, whichever is higher, plus interest compounded annually through the date of consummation of the combination less the aggregate amount of any cash dividends and the market value of other dividends, or (b) the highest price per share paid by the Interested Shareholder for shares of common stock acquired at a time when he owned 5% or more of the outstanding shares of common stock and which acquisition occurred at any time within five years before the date of announcement of the combination or the Acquisition Date, whichever results in the higher price, plus interest compounded annually from the earliest date on which such highest price per share was paid less the aggregate amount of any cash dividends and the market value of other dividends. For purposes of these provisions, a "business combination" is generally defined to include (A) any merger or consolidation of a corporation or a subsidiary with or into an Interested Shareholder or an affiliate or associate; (B) the sale, lease or other disposition by a corporation to an Interested Shareholder or an affiliate or associate of assets of that corporation representing 5% or more of the value of its assets on a consolidated basis or 10% or more of its earning power or net income; (C) the issuance by a corporation of any of its securities to an Interested Shareholder or an affiliate or associate having an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of that corporation; (D) the adoption of any plan to liquidate or dissolve a corporation proposed by or under an agreement with the Interested Shareholder or an affiliate or associate; (E) any receipt by the Interested Shareholder or an affiliate, except proportionately as a Shareholder, of any loan, advance, guarantee, pledge or other financial assistance or tax credit or other tax advantage; and (F) any recapitalization or reclassification of securities or other transaction that would increase the proportionate shares of outstanding securities owned by the Interested Shareholder or an affiliate. Sections 78.411-78.444 of the NRS are presently applicable to the Company.

Mergers, Consolidations and Sales of Assets

      Nevada law provides that an agreement of merger or consolidation, or the sale or other disposition of all or substantially all of a corporation's assets, must be approved by the affirmative vote of the holders of a majority of the voting power of a corporation (except that no vote of the shareholders of the surviving corporation is required to approve a merger if certain conditions are met, unless the articles of incorporation of that corporation states otherwise, and except that no vote of shareholders is required for certain mergers between a corporation and a subsidiary), but does not require the separate vote of each class of stock unless the corporation's articles of incorporation provides otherwise (except that class voting is required in a merger if shares of the class are being exchanged or if certain other rights of the class are affected). The Company's certificate of designation of its Series A Shares alters these provisions of Nevada law by providing for the requirement of the approval of the holders of a majority of the Series A Shares, voting separately as a class for:
(1) the merger, consolidation or entering into a business combination or similar transaction, other than if (a) the Company is the surviving entity and (b) the shareholders of the Company prior to such transaction continue to hold a majority of the capital stock of the Company following the transaction; and (2) the sale, transfer or disposal of a material portion of the Company's assets; provided, however, that such a sale, transfer or other disposition will be permitted if (a) it is not of all or substantially all of the Company's assets and (b) is approved by a majority of the independent and disinterested members of the Company's board of directors.

Directors; Removal of Directors

      Under Nevada law, the number of directors may be fixed by, or determined in the manner provided in the articles of incorporation or bylaws of a corporation, and the board of directors may be divided into classes as long as at least 25% in number of the directors are elected annually. Nevada law further requires that a corporation have at least one director. Directors may be removed under Nevada law with or without cause by the holders of not less than a majority of the voting power of the corporation, unless a greater percentage is set forth in the articles of incorporation.

Amendments to Bylaws

      The Company's bylaws may be amended by the board of directors or by the shareholders, with respect to any bylaw adopted by the shareholders.

Limitation on Liability of Directors

      Section 78.037 of the NRS provides that a Nevada corporation may limit the personal liability of a director or officer to a corporation or its shareholders for breaches of fiduciary duty, except that such provision may not limit liability for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or payment of dividends or other distributions in violation of the Nevada statutes. The Company's Articles provide that no director or officer of the Company shall be personally liable to the Company or its shareholders for damages for breach of fiduciary duty as a director or officer, except (1) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (2) for the payment of dividends or other distributions in violation of NRS 78.300, as amended.

      In the opinion of the Securities and Exchange Commission, the indemnification and limitation of liability provisions described above would not eliminate or limit the liability of directors and officers under the federal securities laws.

Appraisal Rights

      The Nevada statutes provide dissenting or objecting security holders with the right to receive the fair value of their securities in connection with certain extraordinary corporate transactions. These appraisal rights are available with respect to certain mergers and share exchanges and in connection with the granting of full voting rights to control shares acquired by an interested shareholder. However, unless the transaction is subject to the control share provisions of the Nevada statutes, a shareholder of a Nevada corporation may not assert dissenters' rights, in most cases, if the stock is listed on a national securities exchange or held by at least 2,000 shareholders of record (unless the articles of incorporation of the corporation expressly provide otherwise or the security holders are required to exchange their shares for anything other than shares of the surviving corporation or another publicly held corporation that is listed on a national securities exchange or held of record by more than 2,000 shareholders). The Company's certificate of designation of its Series A Shares alters these provisions of Nevada law by providing each holder of Series A Shares, at its option, the right to elect to treat a consolidation or merger of the Company with another corporation in which the Company is not the surviving entity, or a sale or transfer of all or part of the Company's assets for cash, securities or other property as a liquidation event, which would entitle such shareholder to payment for its Series A Shares based on the liquidation preference amount of the Series A Shares.

Distributions

      Dividends and other distributions to security holders are permitted under the Nevada statutes as authorized by a corporation's articles of incorporation and its board of directors if, after giving effect to the distribution, the corporation would be able to pay its debts as they become due in the usual course of business and the corporation's total assets would exceed the sum of its total liabilities plus (unless the articles of incorporation provide otherwise) the amount needed to satisfy the preferential rights on dissolution of holders of stock whose preferential rights are superior to those of the shares receiving the distribution.

Cumulative Voting

      Under the Nevada statutes, the articles of incorporation of a corporation may provide for cumulative voting, which means that the shareholders are entitled to multiply the number of votes they are entitled to cast by the number of directors for whom they are entitled to vote and then cast the product for a single candidate or distribute the product among two or more candidates. Cumulative voting is not available to shareholders of a Nevada corporation, unless its articles of incorporation expressly provide for that voting right. The Company's Articles do not contain a provision permitting shareholders to cumulate their votes when electing directors.

                                  LEGAL MATTERS

      The validity of the issuance of the shares of common stock offered by this Prospectus has been passed upon for the Company by Gusrae, Kaplan, Bruno & Nusbaum, PLLC, New York, New York.

                                     EXPERTS

      The consolidated financial statements of Giant Motorsports, Inc. as of December 31, 2004 and 2003, and for the years then ended, as listed below, included in this prospectus and the Registration Statement have been included herein in reliance upon the report of Bagell, Josephs, Levine & Company, LLC, independent certified public accountants, given on the authority of said firm as an expert in auditing and accounting.

Changes In and Disagreements with Accountants on Accounting and Financial Disclosure

Change of Accountants from Miller and McCollom to BDO Seidman

Effective March 3, 2004, the Company, notified Miller and McCollom ("M&M"), the independent accounting firm previously engaged as the principal accountant to audit the financial statements of American Busing Corporation, the Company's predecessor business ("ABC"), of its dismissal. M&M's report on ABC's financial statements for the fiscal years ended August 31, 2003 and 2002, contained qualifications by M&M raising substantial doubt of ABC's ability to continue as a going concern. This qualification in M&M's report for the fiscal year 2002 financial statements was based on ABC's minimal working capital and nominal business operations. M&M's qualification in its report for the fiscal year 2003 financial statements was based on ABC's accumulated deficit, minimal working capital and nominal business operations. M&M's reports did not contain any other adverse opinion or disclaimer of opinion and were not otherwise qualified or modified as to uncertainty, audit scope or accounting principles.

      The decision to change accountants was approved by the Company's board of directors. During the 2002 and 2003 fiscal years, and any subsequent interim period preceding M&M's dismissal, there were no disagreements with M&M on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of M&M, would have caused it to make reference to the subject matter of the disagreements in connection with its report.

      Effective March 4, 2004, the Company engaged BDO Seidman, LLP ("BDO"), as the principal accountant to audit the Company's financial statements. During the 2002 and 2003 fiscal years, and any subsequent interim period prior to engaging BDO, neither the Company nor anyone on its behalf consulted BDO regarding either: (1) the application of accounting principles to a specified transaction regarding the Company, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements; or (2) any matter regarding the Company that was either the subject of a disagreement or a reportable event.

Change of Accountants from BDO Seidman to Bagell, Josephs, Levine  & Company

      Effective June 3, 2004, the Company notified BDO of its dismissal. BDO had provided a report on the financial statements of the Company's wholly-owned subsidiary, W.W. Cycles, Inc. ("Cycles"), for the fiscal years ended December 31, 2003 and 2002. This report was filed along with the Company's Form 8-K/A dated March 31, 2004. BDO's report did not contain any adverse opinion or disclaimer of opinion and was not otherwise qualified or modified as to uncertainty, audit scope or accounting principles.

      The decision to change accountants was approved by the board of directors of the Company and Cycles. During the period preceding such dismissal there were no disagreements with BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO, would have caused it to make reference to the subject matter of the disagreements in connection with its report.

      Effective June 2, 2004, the Company engaged Bagell, Josephs, Levine & Company, LLC ("BJLC") as the principal accountant to audit the Company's financial statements. During the Company's then two most recent fiscal years, and any subsequent interim period prior to engaging BJLC, neither the Company nor anyone on its behalf consulted BJLC regarding either: (1) the application of accounting principles to a specified transaction regarding the Company, either completed or proposed or the type of audit opinion that might be rendered on the Company's financial statements; or (2) any matter regarding the Company that was either the subject of a disagreement or a reportable event.

WHERE YOU CAN FIND MORE INFORMATION

      The Company has filed under the Securities Act with the Securities and Exchange Commission a Registration Statement on Form SB-2 with respect to its shares of common stock and Series A Warrants offered hereby. This prospectus was filed as a part of the Registration Statement. As permitted by the rules and regulations of the Commission, this prospectus omits certain information contained in the Registration Statement, and reference is hereby made to the Registration Statement for further information with respect to the Company and its common stock and the Series A Warrants.

      The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, files reports, proxy and information statements, and other information with the Commission. Reports, proxy statements and other information filed by the Company with the Commission pursuant to the informational requirements of the Exchange Act may be inspected and copied at the public reference facilities maintained by the Commission at 100 F Street, N.E., Washington, D.C. 20549. Copies of such material may also be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that are filed electronically with the Commission at http://www.sec.gov. The Company maintains websites at www.andrewscycles.com, www.chicagocycle.com and www.giant-corporate.com.

      No person has been authorized to give any information or to make any representation other than as contained or incorporated by reference in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. Neither the delivery of this prospectus nor any sale of common stock made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any date subsequent to the date hereof. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy the securities offered by this prospectus to any person or by anyone in any jurisdiction in which it is unlawful to make such an offer or solicitation.

                             GIANT MOTORSPORTS, INC.

                          INDEX TO FINANCIAL STATEMENTS

Audited Consolidated Financial Statements:
   Report of Independent Registered Public Accounting Firm                  F-3
   Consolidated Balance Sheets as of December 31, 2004 and 2003             F-4
   Consolidated Statements of Income for the years ended
    December 31, 2004 and 2003                                              F-6
   Consolidated Statements of Stockholders' Equity for the years ended
   December 31, 2004 and 2003                                               F-7
   Consolidated Statements of Cash Flow for the years ended
    December 31, 2004 and 2003                                              F-8
   Notes to Consolidated Financial Statements                               F-9

Unaudited Condensed Consolidated Financial Statements:
   Condensed Consolidated Balance Sheet as of June 30, 2005 (Unaudited) F-24 Condensed Consolidated Statements of Income for the Six and
     Three Months Ended June 30, 2005 and 2004 (Unaudited)                 F-26
   Condensed Consolidated Statements of Cash Flow for the
     Six Months Ended June 30, 2005 and 2004 (Unaudited)                   F-27
   Notes to Condensed Consolidated Unaudited Financial Statements          F-29

                    ANNUAL CONSOLIDATED FINANCIAL STATEMENTS

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
Giant Motorsports, Inc.
Salem, Ohio

We have audited the accompanying consolidated balance sheets of Giant Motorsports, Inc., as of December 31, 2004 and 2003 and the related consolidated statements of income, changes in stockholders' equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Giant Motorsports, Inc., as of December 31, 2004 and 2003 and the results of its consolidated operations, changes in stockholders' equity, and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Bagell Josephs & Company, LLC

Bagell Josephs & Company, LLC
Bagell Josephs & Company, LLC
Gibbsboro, New Jersey


March 28, 2005

                            GIANT MOTORSPORTS, INC.

                          CONSOLIDATED BALANCE SHEETS

                          December 31, 2004 and 2003


                                                       2004             2003
                                                    -----------      -----------

                                    ASSETS

CURRENT ASSETS
     Cash and cash equivalents                      $ 1,862,187      $   587,917
     Accounts receivable, net                         2,465,369        1,285,106
     Accounts receivable, affiliates                     65,823          315,343
     Inventories                                     16,538,087       10,986,080
     Deferred federal income taxes                        8,500               --
     Note receivable, officer                           254,029          679,405
     Prepaid expenses                                    61,875            8,000
                                                    -----------      -----------
                 TOTAL CURRENT ASSETS                21,255,870       13,861,851
                                                    -----------      -----------

PROPERTY AND EQUIPMENT, NET                           1,105,667          425,177
                                                    -----------      -----------

OTHER ASSETS
     Goodwill                                         1,588,950               --
     Deposits                                            67,240           16,000
                                                    -----------      -----------
                  TOTAL OTHER ASSETS                  1,656,190           16,000
                                                    -----------      -----------
                                                    $24,017,727      $14,303,028
                                                    ===========      ===========


                 The accompanying notes are an integral part of
                     the consolidated financial statements.

                            GIANT MOTORSPORTS, INC.

                          December 31, 2004 and 2003

                                                              2004          2003
                                                           -----------   -----------

           LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
     Notes payable                                           1,425,000       450,000
     Notes payable, floor plans                             17,788,706    11,575,660
     Accounts payable, trade                                 1,226,986       675,042
     Accrued expenses                                          172,281       178,412
     Accrued income taxes                                      393,300            --
     Deferred service contract income                           90,000        80,000
     Customer deposits                                         344,140       215,632
     Current portion of long-term debt                         214,760        97,073
                                                           -----------   -----------
                    TOTAL CURRENT LIABILITIES               21,655,173    13,271,819



DEFERRED FEDERAL INCOME TAXES                                   37,400            --


LONG-TERM DEBT, NET                                            996,267            --
                                                           -----------   -----------
                    TOTAL LIABILITIES                       22,688,840    13,271,819
                                                           -----------   -----------


COMMITMENTS - NOTE I

STOCKHOLDERS' EQUITY
     Common stock, $.001 par value at December 31, 2004;
        Authorized 75,000,000 shares at December 31, 2004;
        Issued and outstanding 10,425,000 shares at
        December 31, 2004 and 8,000,000 shares
        at December 31, 2003                                    10,425         8,000
     Paid-in capital                                           360,401     1,023,209
     Retained earnings                                         958,061            --
                                                           -----------   -----------
                    TOTAL STOCKHOLDERS' EQUITY               1,328,887     1,031,209
                                                           -----------   -----------
                                                           $24,017,727   $14,303,028
                                                           ===========   ===========

         The accompanying notes are an integral part of the consolidated financial statements.


                             GIANT MOTORSPORTS, INC.

                       CONSOLIDATED STATEMENTS OF INCOME

                 For the years ended December 31, 2004 and 2003

                                                                2004            2003
                                                            ------------    ------------
OPERATING INCOME
     Sales                                                  $ 77,615,237    $ 45,217,270
     Finance, insurance and extended service revenues          2,335,618         838,573
                                                            ------------    ------------
           TOTAL OPERATING INCOME                             79,950,855      46,055,843

COST OF MERCHANDISE SOLD                                      70,025,884      41,229,644
                                                            ------------    ------------
           GROSS PROFIT                                        9,924,971       4,826,199
                                                            ------------    ------------

OPERATING EXPENSES
     Selling expenses                                          5,003,299       2,513,276
     General and administrative expenses                       2,753,416       1,460,092
                                                            ------------    ------------
                                                               7,756,715       3,973,368
                                                            ------------    ------------
           INCOME FROM OPERATIONS                              2,168,256         852,831
                                                            ------------    ------------

OTHER INCOME AND (EXPENSES)
     Other income, net                                            38,592           6,608
     Interest expense, net                                      (626,587)       (300,937)
                                                            ------------    ------------
                                                                (587,995)       (294,329)
                                                            ------------    ------------
           INCOME BEFORE INCOME TAXES                          1,580,261         558,502

INCOME TAXES                                                    (622,200)             --
                                                            ------------    ------------
           NET INCOME ATTRIBUTABLE TO
            COMMON STOCKHOLDERS'                            $    958,061    $    558,502
                                                            ============    ============

           BASIC EARNINGS PER SHARE                         $       0.09    $       0.07
                                                            ============    ============

           DILUTED EARNINGS PER SHARE                       $       0.08    $       0.07
                                                            ============    ============

                      WEIGHTED AVERAGE SHARES OUTSTANDING

                        BASIC                                 10,425,000       8,000,000
                                                            ============    ============
                        DILUTED                               12,001,503       8,000,000
                                                            ============    ============

                 The accompanying notes are an integral part of
                     the consolidated financial statements.

                             GIANT MOTORSPORTS, INC.

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                 For the years ended December 31, 2004 and 2003

                                                         Common Stock
                                                   -------------------------     Paid-In         Retained
                                                     Shares          Amount      Capital         Earnings       Total
                                                   -----------   -----------    -----------    -----------    -----------
Balance, January 1, 2002                                   100   $    45,000             --    $   618,697    $   663,697

Net income                                                  --            --             --      1,014,408      1,014,408
                                                   -----------   -----------    -----------    -----------    -----------
                                                           100        45,000             --      1,633,105      1,678,105

Distributions                                               --            --             --       (416,955)      (416,955)
                                                   -----------   -----------    -----------    -----------    -----------
Balance, December 31, 2002                                 100        45,000             --      1,261,150      1,216,150

Net income                                                  --            --             --        558,502        558,502
                                                   -----------   -----------    -----------    -----------    -----------
                                                           100        45,000             --      1,774,652      1,819,652

Distributions                                               --            --             --       (788,443)      (788,443)
                                                   -----------   -----------    -----------    -----------    -----------
                                                           100        45,000             --        986,209      1,031,209

Recapitalization, reverse merger                     7,999,900       (37,000)     1,023,209       (986,209)            --
                                                   -----------   -----------    -----------    -----------    -----------

Balance, December 31, 2003                           8,000,000   $     8,000    $ 1,023,209    $        --    $ 1,031,209

Distributions                                               --            --       (654,133)            --    $  (654,133)

Shares issued to stockholders of American
Busing, Inc. in recapitalization, reverse merger     2,425,000         2,425        (23,675)            --        (21,250)

Stock warrants issued as compensation                       --            --         15,000             --         15,000

Net income                                                  --            --             --        958,061        958,061
                                                   -----------   -----------    -----------    -----------    -----------
Balance, December 31, 2004                          10,425,000   $    10,425    $   360,401    $   958,061    $ 1,328,887
                                                   ===========   ===========    ===========    ===========    ===========

                 The accompanying notes are an integral part of
                     the consolidated financial statements

                          GIANT MOTORSPORTS, INC.

                    CONSOLIDATED STATEMENTS OF CASH FLOW

               For the years ended December 31, 2004 and 2003

                                                                       2004          2003
                                                                   -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES
    Net income                                                     $   958,061    $   558,502
    Adjustments to reconcile net income to net cash
    provided by operating activities:
    Depreciation                                                       165,043         74,564
    Deferred federal income taxes                                       28,900             --
    Provision for doubtful accounts                                         --          6,295
    Loss on sale of property and equipment                                  --          1,609
    (Increase) in accounts receivable, net                          (1,180,263)      (374,187)
    (Increase) in inventories                                       (5,552,007)    (3,666,594)
    Increase in floor plan liability                                 6,213,046      3,913,483
    (Increase) decrease in prepaid expenses                            (53,875)        23,712
    Increase in customer deposits                                      128,508        153,881
    Increase in accrued warranty                                        10,000             --
    Increase (decrease) in accounts payable trade                      551,944         (7,084)
    Increase in accrued income taxes                                   393,300             --
    Increase (decrease) in accrued expenses                             (6,131)        29,035
                                                                   -----------    -----------
        NET CASH PROVIDED BY OPERATING ACTIVITIES                    1,656,526        713,216
                                                                   -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES
    Purchase of property and equipment                                (741,519)       (89,420)
    Proceeds from sale of property and equipment                            --         50,240
    Decrease (increase) in accounts receivable affiliates              249,520        (95,343)
    (Increase) decrease in notes receivable from officers              425,376       (163,734)
    Increase in deposits                                               (51,240)            --
                                                                   -----------    -----------
       NET CASH (USED IN) INVESTING ACTIVITIES                        (117,863)      (298,257)
                                                                   -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES
    Short-term borrowings on note                                      750,000        300,000
    Long-term borrowings on note                                     1,250,000             --
    Payments on short-term debt                                     (1,450,000)            --
    Payments on long-term debt                                        (154,010)      (118,971)
    Distributions                                                     (654,133)      (788,443)
    Issue 1,000,000 stock warrants                                      15,000             --
    Repurchase 8,000,000 shares of common stock                        (21,250)            --
                                                                   -----------    -----------
           NET CASH (USED IN) FINANCING ACTIVITIES                    (264,393)      (607,414)
                                                                   -----------    -----------
           NET INCREASE (DECREASE) IN CASH EQUIVALENTS               1,274,270       (192,455)

    CASH AND CASH EQUIVALENTS, beginning of Year                       587,917        780,372
                                                                   -----------    -----------
    CASH AND CASH EQUIVALENTS, end of Year                         $ 1,862,187    $   587,917
                                                                   ===========    ===========

OTHER SUPPLEMENTARY CASH FLOW INFORMATION
    Short-term borrowings incurred for the acquisition of assets   $ 1,675,000    $        --
                                                                   ===========    ===========

    Interest paid during the year                                  $   642,859    $   261,657
                                                                   ===========    ===========

    Income taxes paid                                              $   200,000    $        --
                                                                   ===========    ===========

                 The accompanying notes are an integral part of
                     the consolidated financial statements.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                             GIANT MOTORSPORTS, INC.

                           December 31, 2004 and 2003


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization:
Giant Motorsports, Inc., (the Company) through its wholly-owned subsidiaries, W.W. Cycles, Inc. doing business as Andrews Cycles and Chicago Cycles, Inc. doing business as Chicago Cycle Center, operates two retail dealerships of motorcycles, all terrain vehicles, scooters and personal watercraft in northeastern Ohio and northern Illinois. On December 30, 2003, the stockholders of W.W. Cycles, Inc. entered into a Stock Purchase and Reorganization Agreement in which effective January 16, 2004 W.W. Cycles, Inc. was issued an aggregate of 8,000,000 restricted shares of common stock, $.001 par value, of American Busing Corporation in exchange for all of the outstanding shares of the common stock of the Company, resulting in W.W. Cycles, Inc. becoming a wholly-owned subsidiary of American Busing Corporation, an inactive public company. The acquisition was accounted for as a reverse merger whereby, for accounting purposes, WW Cycles, Inc. is considered the accounting acquirer and the historical financial statements of WW Cycles, Inc. became the historical financial statements of Giant Motorsports, Inc. Effective April 5, 2004 American Busing Corporation changed its name to Giant Motorsports, Inc. On April 30, 2004, Giant
Motorsports, Inc. acquired substantially all of the assets and certain liabilities of Chicago Cycle Center pursuant to an Asset Purchase Agreement and entered into a Non-competition Agreement with one of the former owners and entered into an Employment Agreement with the other former owner.

Principles of Consolidation:
The consolidated financial statements include the accounts of the Company and all of its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

Cash and Cash Equivalents:
Cash and cash equivalents include amounts held in demand deposit accounts and overnight investment accounts. The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

Contracts in Transit:
Contracts in transit represent customer finance contracts evidencing loan agreements or lease agreements between the Company, as creditor, and the customer, as borrower, to acquire or lease a vehicle whereby a third-party finance source has given the Company initial, non-binding approval to assume the Company's position as creditor. Funding and approval from the finance source is provided upon the finance source's review of the loan or lease agreement and related documentation executed by the customer at the dealership. These finance contracts are typically funded within ten days of the initial approval of the finance transaction by the third-party finance source. The finance source is not contractually obligated to make the loan or lease to the customer until it gives its final approval and funds the transaction. Until such final approval is given, contracts in transit represent amounts due from the customer to the Company. See Note B for additional information.

                             GIANT MOTORSPORTS, INC.

                           December 31, 2004 and 2003

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Allowance for Doubtful Accounts:
Accounts are written off when management determines that an account is uncollectible. Recoveries of accounts previously written off are recorded when received. An estimated allowance for doubtful accounts is determined to reduce the Company's receivables to their carrying value, which approximates fair value. The allowance is estimated based on historical collection experience, specific review of individual customer accounts, and current economic and business conditions. Historically, the Company has not incurred any significant credit related losses. Management has determined that an allowance of $25,000 is necessary at December 31, 2004 and December 31, 2003.

Revenue Recognition:
Vehicle Sales:
The Company records revenue when vehicles are delivered and title has passed to the customer, when vehicle service or repair work is performed and when parts are delivered. Sales promotions that are offered to customers are accounted for as a reduction to the sales price at the time of sale. Incentives, rebates and holdbacks offered by manufacturers directly to the Company are recognized at the time of sale if they are vehicle specific, or as earned in accordance with the manufacturer program rules and are recorded as a reduction of cost of merchandise sold.

Finance, Insurance and Extended Service Revenues:
The Company arranges financing for customers through various financial institutions and receives a commission from the lender equal to the difference between the interest rates charged to customers and the interest rates set by the financing institution. The Company also receives commissions from the sale of various third party insurance products to customers and extended service contracts. These commissions are recorded as revenue at the time the customer enters into the contract. The Company is not the obligor under any of these contracts. In the case of finance contracts, a customer may prepay or fail to pay their contract, thereby terminating the contract. Customers may also terminate extended service contracts, which are fully paid at purchase, and become eligible for refunds of unused premiums. In these circumstances, a portion of the commissions the Company receives may be charged back based on the relevant terms of the contracts. The revenue the Company records relating to commissions is net of an estimate of the ultimate amount of chargebacks the Company will be required to pay. Such estimates of chargeback experience are based on our historical chargeback expense arising from similar contracts. The Company also acts as the warrantor on certain extended service contracts and defers the revenue and recognized it over the life of the contract on a straight-line basis.

                             GIANT MOTORSPORTS, INC.

                           December 31, 2004 and 2003

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fair Value of Financial Instruments:
Financial instruments consist of cash and cash equivalents, accounts receivable, accounts payable and debt, including floor plan notes payable. The carrying amount of all significant financial instruments approximates fair value due either to length or maturity or variable interest rates that approximate prevailing market rates.

Inventories:
Parts and accessories inventories are stated at the lower of cost or market using the first-in, first-out method. Vehicle inventories are stated at the lower of cost or market using the specific identification method.

Concentration of Credit Risk:
Financial instruments that potentially subject the Company to credit risk consist of cash equivalents and accounts receivable.

The Company's policy is to review the amount of credit exposure to any one financial institution and place investments with financial institutions evaluated as being creditworthy. In the ordinary course of business, the Company has bank deposits and overnight repurchase agreements that may exceed federally insured limits. As of December 31, 2004 and 2003 the Company had $1,919,786 and $941,754 in excess of the $100,000 insured limit.

Concentration of credit risk, with respect to accounts receivable-customers, is limited through the Company's credit evaluation process. The Company reviews the credit history before extending credit. Generally, the Company does not require collateral from its customers

Property and Equipment:
Property and equipment are stated at cost. Maintenance and repairs that do not add materially to the value of the asset nor appreciably prolong its useful life are charged to expense as incurred. Gains or losses on the disposal of property and equipment are included in the determination of income.

Depreciation of property and equipment and amortization of leasehold improvements are provided using the straight-line method over the following estimated useful lives:

                  Fixtures, and equipment...................... 3-7    years
                  Vehicles ....................................   5    years
                  Leasehold Improvements.......................  15    years

                             GIANT MOTORSPORTS, INC.

                           December 31, 2004 and 2003

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Impairment of Long-Lived Assets:
Long-lived assets are reviewed for impairment whenever events such as product discontinuances, product dispositions or other changes in circumstances indicate that the carrying amount may not be recoverable. An impairment loss is recognized when the carrying amount of a long-lived asset exceeds the sum of non-discounted cash flows expected to result from the asset's use and eventual disposition. An impairment loss is measured as the amount by which the carrying amount exceeds its fair value, which is typically calculated using discounted expected future cash flows. The discount rate to these cash flows is based on the Company's weighted average cost of capital, which represents the blended after-tax costs of debt and equity. There were no indications of impairments at December 31, 2004

Income Taxes:
Income taxes are calculated using the liability method specified by Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes."

At December 31, 2004, income taxes are provided for amounts currently due and deferred amounts arising from temporary differences between income for financial reporting and income tax purposes.

Advertising Costs:
Advertising costs are expensed when incurred. Charges to operations amounted to $1,265,407 and $752,371 for the years ending December 31, 2004 and 2003 respectively.

Earnings Per Share of Common Stock:
Historical net income per share is computed using the weighted average number of shares of common shares outstanding. Diluted earnings per share (EPS) include additional dilution from common stock equivalents, such as stock issuable pursuant to the exercise of stock options and warrants. Common stock equivalents are not included in the computation of diluted earnings per share when the Company reports a loss because to do so would be anti-dilutive for the periods presented.

                             GIANT MOTORSPORTS, INC.

                           December 31, 2004 and 2003


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Earnings Per Share of Common Stock (Continued):
The following is a reconciliation of the computation for basic and diluted EPS:

                                                              Year Ended
                                                        December       December
                                                          2004           2003
                                                       -----------   -----------

Net  income                                            $   958,061   $   558,502
                                                       ===========   ===========

Weighted-average common shares outstanding (Basic)      10,425,000     8,000,000

Weighted-average common stock equivalents:
              Warrants                                   1,010,929             0
              Options                                      565,574             0
                                                       -----------   -----------

Weighted-average common shares outstanding (Diluted)    12,001,503     8,000,000
                                                       ===========   ===========

The Company uses the intrinsic value method to account for warrants granted to executive officer, directors, key employees and advisors for the purchase of common stock. No compensation expense is recognized on the grant date, since at that date, the warrant price equals or is higher than the market price of the underlying common stock. The Company discloses the pro forma effect of accounting for stock warrants under the fair value method. The Company uses the fair value method to account for warrants granted to advisors for the purchase of common stock.

Use of Estimates:
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Recent Accounting Pronouncements:
In June 2001, the FASB issued Statement No. 142 "Goodwill and Other Intangible Assets". This Statement addresses financial accounting and reporting for acquired goodwill and other intangible assets and supersedes APB Opinion No. 17, Intangible Assets. It addresses how intangible assets that are acquired individually or with a group of other assets (but not those acquired in a business combination) should be accounted for in financial statements upon their acquisition. This Statement also addresses how goodwill and other intangible assets should be accounted for after they have been initially recognized in the financial statements.

                             GIANT MOTORSPORTS, INC.

                           December 31, 2004 and 2003

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements (Continued):
On October 3, 2001, the FASB issued Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"), that is applicable to financial statements issued for fiscal years beginning after December 15, 2001. The FASB's new rules on asset impairment supersede SFAS 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," and portions of Accounting Principles Board Opinion 30, "Reporting the Results of Operations." This Standard provides a single accounting model for long-lived assets to be disposed of and significantly changes the criteria that would have to be met to classify an asset as held-for-sale is an important distinction since such assets are not depreciated and are stated at the lower of fair value or carrying amount.

This Standard also requires expected future operating losses from discontinued operations to be displayed in the period(s) in which the losses are incurred, rather than as of the measurement date as presently required. The adoption of SFAS No. 144 did not have an impact on the Company's results of operations or financial position.

Reclassifications:
Certain amounts from 2003 have been reclassified to conform to the 2004 presentation.


NOTE B - ACCOUNTS RECEIVABLE, NET

Accounts receivable, net consisted of the following:

                                     2004         2003
                                  ----------   ----------
A/R-Customers and dealers         $1,444,620   $  651,932
A/R-Manufacturers                    720,635      328,790
A/R-Employees                         10,000        4,902
Contracts in transit                 315,114      324,482
                                  ----------   ----------
                                   2,490,369    1,310,106
Allowance for doubtful accounts       25,000       25,000
                                  ----------   ----------
                                  $2,465,369   $1,285,106
                                  ==========   ==========

                             GIANT MOTORSPORTS, INC.

                           December 31, 2004 and 2003

NOTE C - INVENTORIES

Inventories consisted of the following:

                                      2004           2003
                                  -----------     -----------
Parts and accessories             $   997,414     $   736,308
Vehicles                           15,540,673      10,249,772
                                  -----------     -----------
           TOTALS                 $16,538,087     $10,986,080
                                  ===========     ===========

NOTE D - PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:

                                          2004           2003
                                      -----------    -----------
Fixtures and equipment                $   927,017    $   178,737
Vehicles                                  286,522        234,558
Leasehold improvements                    309,617        264,328
                                      -----------    -----------
                                        1,523,156        677,623
Less accumulated depreciation            (417,489)      (252,446)
                                      -----------    -----------
         NET PROPERTY AND EQUIPMENT   $ 1,105,667    $   425,177
                                      ===========    ===========

Depreciation expense charged to operations amounted to $165,043 in 2004 and $74,564 in 2003.

NOTE E - NOTE RECEIVABLE OFFICER

Note receivable officer consisted of advances to an officer and advances to companies that the officer owns bearing interest at 6% with no stipulated repayment terms. Interest income on these notes amounted to $42,567 in 2004 and $13,364 in 2003. The notes are expected to be repaid within a year.

                             GIANT MOTORSPORTS, INC.

                           December 31, 2004 and 2003

NOTE F - NOTES PAYABLE

The following is a summary of the Company's line of credit agreements:

                                                                                     2004               2003
                                                                                --------------    ---------------
           A  $250,000 line of credit with one of its suppliers bearing interest at 7.5%. The loan is collateralized by substantially all of the
              Company's assets. The outstanding principal balance is payable in full by December 2004. The balance has been paid as of December
              31, 2004 The Company can re-borrow on
              the line one month subsequent to payoff.                          $           0     $      150,000
           A $300,000 revolving line of credit at a bank bearing
               interest at a variable rate of prime plus one percent
              (5% at December 31, 2003).  The loan is collateralized by
              substantially all the Company's assets and the building
              owned personally by an officer.                                               0            300,000
           A $250,000 revolving line of credit at a bank bearing
              interest at a variable rate of prime plus one percent
              (6.25% at December 31, 2004).  The loan is collateralized
              by substantially all the Company's assets and
              shareholder guarantee.                                                  250,000                  0
           A $250,000 revolving line of credit at a bank bearing
              interest at a variable rate of prime plus one percent
              (6.25% at December 31, 2004).  The loan is collateralized
              by substantially all the Company's assets and the
              building owned personally by an officer.                                250,000                  0
           Note payable to Kings Motorsports, Inc. bearing
              interest at 6%, payable in full on April 30, 2005
              plus accrued interest collateralized by assets.                         925,000                  0
                                                                                -------------     --------------
                                                                                $   1,425,000     $      450,000
                                                                                =============     ==============


                             GIANT MOTORSPORTS, INC.

                           December 31, 2004 and 2003

NOTE G - NOTES PAYABLE - FLOOR PLANS

The Company has floor plan financing agreements for the purchase of its new and used vehicle inventory. The floor plans are collateralized by substantially all corporate assets. The following is a summary of floor plan financing agreements:

                                                                                     2004               2003
                                                                                --------------    ---------------
           Kawasaki Motors Finance Company floor plan agreement provides for borrowings up to $1,900,000. Interest is payable monthly and fluctuates with prime and varies based on the type of unit financed and the length of time the unit remains on the floor plan
              (ranging from 8.25% to 9.75% at December 31, 2004 and 2003).
              Principal payments are due upon the sale of the specific
              units financed.                                                   $   1,208,808     $      720,246
           American Honda Finance floor plan agreement provides for borrowings up to $2,000,000. Manufacturers at their discretion may increase the borrowings. Interest is payable monthly and fluctuates with prime and varies based on the type of unit financed and the length of time the unit remains on the floor plan (ranging from 5.65% to
              7.15% at December 31, 2004 and 2003). Principal payments are
              due upon the sale of the specific units financed.                     1,615,811          3,706,011
           Deutsche Financial Service floor plan agreement for
              Yamaha units provides for borrowings up to $2,500,000. Interest is payable monthly and fluctuates with prime and varies based on the type of unit financed and the length of time the unit remains on the floor plan (ranging from 3.3% to 5.83% at December 31, 2003).
              Principal payments are due upon the sale of the
              specific units financed.                                                      0          1,247,034
           Deutsche Financial Service floor plan agreement for
              Suzuki units provides for borrowings up to $1,000,000.
              Manufacturers at their discretion may increase the borrowings.
              Interest is payable monthly and fluctuates with prime and varies based on the type of unit financed and the length of time the unit remains on the floor plan (ranging from 3% to 4.583% at December
              31, 2003). Principal payments are due upon the sale of the
              specific units financed.                                                      0          4,508,402
                                                                             ----------------    ---------------
                                                            CARRIED FORWARD  $      2,824,619        $10,181,693


                             GIANT MOTORSPORTS, INC.

                           December 31, 2004 and 2003


NOTE G - NOTES PAYABLE - FLOOR PLANS (CONTINUED)

                                                                                     2004               2003
                                                                                --------------     --------------
                                                            BROUGHT FORWARD  $      2,824,619    $    10,181,693
           GE Commercial Distribution Finance floor plan agreement for Yamaha units provides for borrowings up to $2,700,000. Interest is payable monthly and fluctuates with prime and varies based on the type of unit financed and the length of time the unit remains on the floor plan (ranging from 4.17% to 6.6% at December 31, 2004).
              Principal payments are due upon the sale of the
              specific units financed.                                              1,590,270                  0
           GE Commercial Distribution finance floor plan agreement
              for Suzuki units provides for borrowings up to $150,000.
              Manufacturers at their discretion may increase the borrowings.
              Interest is payable monthly and fluctuates with prime and varies based on the type of unit financed and the length of time the unit remains on the floor plan (ranging from 4.58% to 5.42% at December
              31, 2004). Principal payments are due upon the sale of the specific
              units financed.                                                       5,872,823                  0
           Polaris Acceptance floor plan agreement provides for
              borrowings up to $325,000.  Manufacturers at their
              discretion may increase the borrowings.  The agreement
              is collateralized by specific units financed (ranging from
              4.75% to 9% at December 31, 2004 and 2003).  Principal
              payments are due the earlier of date of sale or one
              year after financing.                                                   381,142            398,230
           Fifth Third Bank floor plan agreement provides for
              borrowings up to $2,500,000. Interest is payable monthly and fluctuates with prime and varies based on the type of unit financed and the length of time the unit remains on the floor plan
              (5.25% at December 31, 2004 and 2003). Principal payments
              are due upon the sale of the specific units financed.                 1,581,926            995,737
           GE Commercial Distribution Finance floor plan agreement
              for Ducati units provides for borrowings up to $300,000. Interest is payable monthly and fluctuates with prime and varies based on the type of unit financed and the length of time the unit remains on the floor plan (ranging from 6.25% at December 31, 2004).
              Principal payments are due upon the sale of the
              specific units financed.                                                185,956                  0
                                                                             ----------------     --------------
                                                            CARRIED FORWARD  $     12,436,736        $11,575,660


                             GIANT MOTORSPORTS, INC.

                           December 31, 2004 and 2003

NOTE G - NOTES PAYABLE - FLOOR PLANS (CONTINUED)
                                                                                     2004               2003
                                                                                --------------     --------------

                                                            BROUGHT FORWARD  $     12,436,736    $    11,575,660
           GE Commercial Distribution Finance floor plan agreement for Yamaha units provides for borrowings up to $1,300,000. Interest is payable monthly and fluctuates with prime and varies based on the type of unit financed and the length of time the unit remains on the floor plan (ranging from 4.17% to 6.6% at December 31, 2004).
              Principal payments are due upon the sale of the
              specific units financed.                                              1,417,292                  0
           GE Commercial Distribution Finance floor plan agreement
              for Suzuki units provides for borrowings up to $150,000.
              Manufacturers at their discretion may increase the borrowings.
              Interest is payable monthly and fluctuates with prime and varies based on the type of unit financed and the length of time the unit remains on the floor plan (ranging from 4.58% to 5.42% at December
              31, 2004). Principal payments are due upon the sale of the specific
              units financed.                                                       2,015,499                  0
           Fifth Third Bank floor plan agreement provides for
              borrowing up to $1,500,000.  Interest is payable
              monthly and fluctuates with prime and varies based
              on the type of unit financed and the length of time
              the unit remains on the floor plan (5.25% at
              December 31, 2004).  Principal payments are due
              upon the sale of the specific units financed.                         1,250,057                  0
           Fifth Third Bank floor plan agreement provides for
              borrowing up to $1,000,000.  Interest is payable
              monthly and fluctuates with prime and varies based
              on the type of unit financed and the length of time
              the unit remains on the floor plan (5.25% at
              December 31, 2004).  Principal payments are due
              upon the sale of the specific units financed.                           669,122                  0
                                                                             ----------------    ---------------
                                                                     TOTALS  $     17,788,706        $11,575,660
                                                                             ================    ===============


             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                             GIANT MOTORSPORTS, INC.

                           December 31, 2004 and 2003


NOTE H - LONG-TERM DEBT

The following is a summary of long-term debt:
                                                                                      2004               2003
                                                                                ---------------  -----------------
           Note payable to bank bearing interest at 6.25% payable in monthly installments of $17,360, through May 31, 2007, collateralized by substantially all the
              Company's assets and shareholder guarantee.                    $      1,197,920     $             0
           Note payable to bank bearing interest at 6.85%,
              payable in monthly installments of $1,635, through
              July 2004, collateralized by vehicle.                                         0              11,186
                       Noninterest bearing note payable to finance company,
              payable in monthly installments of $518, through
              November 2004, collateralized by vehicle.                                     0               5,177
           Note payable to bank bearing interest at 5.75%,
              payable in monthly installments of $7,576, through
              November 2004, collateralized by second mortgage
              on commercial real estate owned by a shareholder.                             0              80,710
           Note payable to bank bearing interest at 8.6%,
              payable in monthly installments of $546, through
              December 2005, collateralized by vehicle.                                13,107                   0
                                                                             ----------------    ----------------
                                                                                    1,211,027              97,073
           Less current maturities                                                    214,760              97,073
                                                                             ----------------    ----------------
                                                                   TOTALS    $        996,267    $              0
                                                                             ================    ================

NOTE I - INCOME TAXES

Income taxes (credit) consisted of the following:                                   2004                 2003
                                                                             -----------------   ----------------
        Federal:

          Current                                                                $    474,000     $            0
          Deferred                                                                     28,900                  0
                                                                             ----------------    ---------------
                                                                                      502,900                  0
                                                                             ----------------    ---------------
          State:

          Current                                                                     119,300                  0
          Deferred                                                                          0                  0
                                                                             ----------------     --------------
                                                                                      119,300                  0
                                                                 TOTALS      $        622,200     $            0
                                                                             ================     ==============

Income taxes paid amounted to $200,000 and $-0- respectively, for the year ended December 31, 2004 and 2003.

                             GIANT MOTORSPORTS, INC.

                           December 31, 2004 and 2003

NOTE I - INCOME TAXES (CONTINUED)

Deferred tax assets (liabilities) consisted of the following:
                                                                                    2004               2003
                                                                             ----------------     --------------
     Deferred tax liabilities - long-term:
              Depreciation                                                   $        (37,400)    $            0
                                                                             ----------------     --------------

     Deferred tax assets - current and long-term:

            Allowance for doubtful accounts                                             8,500                  0
                                                                             ----------------     --------------
                                                                 TOTALS      $        (28,900)    $            0
                                                                             ================     ==============

NOTE J - RELATED PARTY TRANSACTIONS

Related Party Transactions:

        Accounts receivable, affiliates consisted of the following:
                                                                                    2004                    2003
                                                                             ----------------       ------------
              Noninterest bearing advances to Marck's Real
                  Estate, LLC., a limited liability company
                  affiliated through common ownership
                  interest to be repaid within one year                      $         65,823     $            0
              Noninterest bearing advances to and transfer of
                    product at cost to Andrews North, Inc., a corporation
                    in Cleveland, Ohio affiliated through common
                    ownership interest to be repaid within one year          $              0     $      220,000
              Non-interest bearing advances of  $90,000 at
                  December 31, 2003 and sale of product of $5,343 at December
                  31, 2003 to individuals related to the shareholders of the
                  corporation to be repaid within one year                                  0             95,343
                                                                             ----------------     --------------
                                                                 TOTALS      $         65,823       $    315,343
                                                                             ================       ============

Note receivable officers amounted to $254,029 at December 31, 2004 and $679,405 at December 31, 2003 (See Note E).

The Company leases its Ohio subsidiary retail facility from a shareholder under a five-year agreement with two five year renewal terms. The Company guarantees the debt on the building which amounted to approximately $1,104,924 at December 31, 2004.

                             GIANT MOTORSPORTS, INC.

                           December 31, 2004 and 2003

NOTE J - RELATED PARTY TRANSACTIONS (CONTINUED)

Charges to operations amounted to $180,000 in 2004 and 2003.

The following is a summary of future minimum lease payments under operating leases that have initial or remaining noncancellable terms in excess of one year as of December 31, 2004:

                  YEAR ENDING                                     AMOUNT
                  -----------                                  ------------

                         2005                                  $    379,998
                         2006                                       619,998
                         2007                                       690,000
                         2008                                       730,002
                         2009                                       748,404
                                                               ------------
                                                               $  3,168,402

NOTE K - EMPLOYEE BENEFIT PLANS

The Company sponsors a Simple Retirement Plan for all eligible employees. The Company matches 100% of employee contributions up to 3% of compensation. Charges to operations amounted to $28,198 in 2004 and $20,870 in 2003.

NOTE L - LEASES

The Company leases its Chicago subsidiary retail facility under a month to month agreement. The amount charged to rent amounted to $144,000 in 2004. The Company also leases an apartment in Chicago under a month to month agreement. The amount charged to rent amounted to $8,000 in 2004.

NOTE M - SUBSEQUENT EVENTS

The Company is moving its Chicago subsidiary to a 125,000 square foot building in Skokie, Illinois in 2005. The Company entered into a ten year lease with a ten year renewal option for the building on October 26, 2004 and is expected to move into the building in April 2005. The payments on the lease will commence in July 2005 at a monthly rent of $33,333 through May 2006 then increasing to $40,000 per month from June 2006 through May 2007, $45,000 per month from June 2007 through May 2008, $46,667 from June 2008 through May 2009 and then increasing 3% annually for the remaining term of the lease. The Company will also be liable for a proportionate share of expenses and taxes over a specified amount.

             UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                             GIANT MOTORSPORTS, INC.

                      CONDENSED CONSOLIDATED BALANCE SHEET

                                  June 30, 2005
                                   (Unaudited)


                                     ASSETS

CURRENT ASSETS
     Cash and cash equivalents                                       $   469,588
     Accounts receivable, net                                          4,516,190
     Accounts receivable, affiliates                                      65,823
     Inventories                                                      17,798,845
     Accounts receivable, employees                                       42,254
     Notes receivable, officers                                          135,099
     Deferred federal income taxes                                         8,500
     Prepaid expenses                                                     37,296
     Prepaid income taxes                                                151,000
                                                                     -----------
                                               TOTAL CURRENT ASSETS   23,224,595
                                                                     -----------



FIXED ASSETS, NET                                                      1,754,438
                                                                     -----------



OTHER ASSETS
     Intangibles, net                                                  1,653,950
     Deferred federal income taxes                                         1,600
     Deposits                                                             43,000
                                                                     -----------
                                               TOTAL OTHER ASSETS      1,698,550
                                                                     -----------
                                                                     $26,677,583
                                                                     ===========

               The accompanying notes are an integral part of the
                  condensed consolidated financial statements.

                             GIANT MOTORSPORTS, INC.

                                 June 30, 2005
                                   (Unaudited)

                      LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
     Notes payable                                                           $ 1,349,863
     Notes payable, floor plans                                               19,380,306
     Note payable, officer                                                       236,361
     Accounts payable, trade                                                   1,442,628
     Accrued expenses                                                            364,909
     Accrued warranty                                                             45,000
     Accrued income taxes                                                        605,300
     Customer deposits                                                           254,672
     Current portion of long-term debt                                           214,760
                                                                             -----------
                                        TOTAL CURRENT LIABILITIES             23,893,799



LONG-TERM DEBT, NET                                                              891,316
                                                                             -----------
                                                TOTAL LIABILITIES             24,785,115
                                                                             -----------


COMMITMENTS - NOTE I


STOCKHOLDERS' EQUITY
     Common stock, $.001 par value, authorized 75,000,000 shares
          10,445,000 shares issued and outstanding at June 30, 2005               10,445
     Paid-in capital                                                           1,026,114
     Retained earnings                                                           855,909
                                                                             -----------
                                       TOTAL STOCKHOLDERS' EQUITY              1,892,468
                                                                             -----------
                                                                             $26,677,583
                                                                             ===========

               The accompanying notes are an integral part of the
                  condensed consolidated financial statements.

                             GIANT MOTORSPORTS, INC.

                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME

            For the six and three months ended June 30, 2005 and 2004

                                                                  Six Months Ended                    Three Months Ended
                                                            June 30,            June 30,           June 30,           June 30,
                                                               2005               2004              2005               2004
                                                           ------------       ------------       ------------       ------------
                                                            (Unaudited)        (Unaudited)        (Unaudited)        (Unaudited)
OPERATING INCOME
    Sales                                                  $ 55,083,332       $ 33,163,590       $ 34,656,525       $ 22,167,499
    Finance, insurance and extended service revenues          1,452,046            788,835          1,160,846            584,763
                                                           ------------       ------------       ------------       ------------
                               TOTAL OPERATING INCOME        56,535,378         33,952,425         35,817,371         22,752,262

COST OF MERCHANDISE SOLD                                     49,940,805         29,896,872         31,213,014         20,186,009
                                                           ------------       ------------       ------------       ------------
                                         GROSS PROFIT         6,594,573          4,055,553          4,604,357          2,566,253
                                                           ------------       ------------       ------------       ------------

OPERATING EXPENSES
    Selling expenses                                          3,612,003          1,942,826          2,145,619          1,346,762
    General and administrative expenses                       1,870,979          1,175,049            955,208            666,888
                                                           ------------       ------------       ------------       ------------
                                                              5,482,982          3,117,875          3,100,827          2,013,650
                                                           ------------       ------------       ------------       ------------
                               INCOME FROM OPERATIONS         1,111,591            937,678          1,503,530            552,603
                                                           ------------       ------------       ------------       ------------

OTHER INCOME AND (EXPENSE)
    Other income, net                                            34,140              7,373              6,570              6,475
    Interest expense, net                                      (420,750)          (306,073)          (246,909)          (217,359)
                                                           ------------       ------------       ------------       ------------
                                                               (386,610)          (298,700)          (240,339)          (210,884)
                                                           ------------       ------------       ------------       ------------
                           INCOME BEFORE INCOME TAXES           724,981            638,978          1,263,191            341,719

PROVISION FOR INCOME TAXES                                      173,000            245,600            173,000            135,600
                                                           ------------       ------------       ------------       ------------

                           NET INCOME ATTRIBUTABLE TO
                                  COMMON SHAREHOLDERS      $    551,981       $    393,378       $  1,090,191       $    206,119
                                                           ============       ============       ============       ============



                             BASIC EARNINGS PER SHARE      $       0.05       $       0.04       $       0.10       $       0.02

                           DILUTED EARNINGS PER SHARE      $       0.05       $       0.03       $       0.10       $       0.02


                  WEIGHTED AVERAGE SHARES OUTSTANDING
                                                BASIC        10,426,657         10,425,000         10,428,297         10,425,000
                                                           ============       ============       ============       ============
                                              DILUTED        11,426,657         10,975,000         11,428,297         11,525,000
                                                           ============       ============       ============       ============

               The accompanying notes are an integral part of the
                  condensed consolidated financial statements.

                             GIANT MOTORSPORTS, INC.

                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW

                 For the six months ended June 30, 2005 and 2004

                                                                                         2005               2004
                                                                                      -----------       -----------
CASH FLOWS FROM OPERATING ACTIVITIES
     Net income                                                                       $   551,981       $   393,378
     Adjustments to reconcile net income to net cash
     used in operating activities:
     Depreciation                                                                         145,810            59,870
     Amortization                                                                          65,000                --
     Deferred federal income taxes                                                        (39,000)         (122,000)
     Issue common stock for services                                                       11,600
     (Increase) in accounts receivable, net                                            (2,050,821)       (3,209,918)
     (Increase) in accounts receivable, employees                                         (42,254)               --
     (Increase) in inventories                                                         (1,260,758)       (5,629,402)
     Increase in floor plan liability                                                   1,591,600         5,030,025
     (Increase) decrease in prepaid expenses                                               24,579           (78,678)
     (Increase) in prepaid income taxes                                                  (151,000)               --
     Increase (decrease) in customer deposits                                             (89,468)          697,354
     Increase in deferred service contract income                                              --           403,086
     Increase in accounts payable trade                                                   215,642           777,328
     Increase in accounts payable affiliate                                                    --            25,070
     Increase in accrued income taxes                                                     212,000           367,600
     Increase in accrued expenses                                                         192,628           223,087
     Decrease in accrued warranty                                                         (45,000)               --
                                                                                      -----------       -----------
                                         NET CASH (USED IN) OPERATING ACTIVITIES         (667,461)       (1,063,200)
                                                                                      -----------       -----------

CASH FLOWS FROM INVESTING ACTIVITIES
     Purchase of fixed assets                                                            (551,009)         (666,421)
     Decrease in accounts receivable affiliates                                                --           306,780
     (Increase) decrease in notes receivable from officers                                118,930           (97,539)
     Covenant not to compete incurred                                                    (130,000)
     Increase in deposits                                                                  24,240                --
                                                                                      -----------       -----------
                                         NET CASH (USED IN) INVESTING ACTIVITIES         (537,839)         (457,180)
                                                                                      -----------       -----------

CASH FLOWS FROM FINANCING ACTIVITIES
     Short-term borrowings (payments) on notes                                            (75,137)          500,000
     Long-term borrowings on note                                                              --         1,250,000
     Payments on long-term debt                                                          (104,951)          (39,753)
     Payments on note payable to officer                                                   (7,211)               --
     Distributions                                                                             --          (345,667)
     Issue 1,000,000 stock warrants                                                            --            15,000
     Repurchase 8,000,000 shares of common stock                                               --           (21,250)

                                                                                      -----------       -----------
                             NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES         (187,299)        1,358,330
                                                                                      -----------       -----------

                                       NET DECREASE IN CASH AND CASH EQUIVALENTS       (1,392,599)         (162,050)

     CASH AND CASH EQUIVALENTS, beginning of Period                                     1,862,187           587,917

                                                                                      -----------       -----------
     CASH AND CASH EQUIVALENTS, end of Period                                         $   469,588       $   425,867
                                                                                      ===========       ===========

                             GIANT MOTORSPORTS, INC.

                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW

                 For the six months ended June 30, 2005 and 2004


OTHER SUPPLEMENTARY CASH FLOW INFORMATION
     Short-term borrowings incurred for the acquisition of assets                     $        --       $ 1,675,000
                                                                                      ===========       ===========

     Note payable to officer incurred for the acquisition of assets                   $   243,572       $        --
                                                                                      ===========       ===========

     Income taxes paid                                                                $    68,000       $        --
                                                                                      ===========       ===========

     Interest paid                                                                    $   395,406       $   132,453
                                                                                      ===========       ===========

     Stock issued for outside services                                                $    11,600       $        --
                                                                                      ===========       ===========

               The accompanying notes are an integral part of the
                  condensed consolidated financial statements.

                             GIANT MOTORSPORTS, INC.

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                             June 30, 2005 and 2004
                                   (UNAUDITED)


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation:

The condensed consolidated financial statements included herein have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. The condensed consolidated financial statements and notes are presented as permitted on Form 10-QSB and do not contain information included in the Company's annual consolidated statements and notes. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading. It is suggested that these condensed consolidated financial statements be read in conjunction with the December 31, 2004 audited financial statements and accompanying notes thereto. While management believes the procedures followed in preparing these condensed consolidated financial statements are reasonable, the accuracy of the amounts are in some respects dependent upon the facts that will exist, and procedures that will be accomplished by the Company later in the year.

These condensed consolidated financial statements reflect all adjustments, including normal recurring adjustments which, in the opinion of management, are necessary to present fairly the consolidated operations and cash flows for the periods presented.

Organization:

Giant Motorsports, Inc., (the Company) through its wholly-owned subsidiaries, W.W. Cycles, Inc. doing business as Andrews Cycles and Chicago Cycles, Inc. doing business as Chicago Cycle Center, operates two retail dealerships of motorcycles, all terrain vehicles, scooters and personal watercraft in northeastern Ohio and northern Illinois. On December 30, 2003, the stockholders of W.W. Cycles, Inc. entered into a Stock Purchase and Reorganization Agreement in which effective January 16, 2004 W.W. Cycles, Inc. was issued an aggregate of 8,000,000 restricted shares of common stock, $.001 par value, of American Busing Corporation in exchange for all of the outstanding shares of the common stock of the Company, resulting in W.W. Cycles, Inc. becoming a wholly-owned subsidiary of American Busing Corporation, an inactive public company. The acquisition was accounted for as a reverse merger whereby, for accounting purposes, WW Cycles, Inc. is considered the accounting acquirer and the historical financial statements of WW Cycles, Inc. became the historical financial statements of Giant Motorsports, Inc. Effective April 5, 2004 American Busing Corporation changed its name to Giant Motorsports, Inc. On April 30, 2004, Giant Motorsports, Inc. acquired substantially all of the assets and certain liabilities of Chicago Cycle Center pursuant to an Asset Purchase Agreement and entered into a Noncompetition Agreement with one of the former owners and entered into an Employment Agreement with the other former owner.

                             GIANT MOTORSPORTS, INC.

                             June 30, 2005 and 2004
                                   (UNAUDITED)


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Principles of Consolidation:

The condensed consolidated financial statements include the accounts of the Company and all of its wholly owned subsidiaries. All significant inter-company accounts and transactions have been eliminated in consolidation.

Cash and Cash Equivalents:

Cash and cash equivalents include amounts held in demand deposit accounts and overnight investment accounts. The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

Contracts in Transit:

Contracts in transit represent customer finance contracts evidencing loan agreements or lease agreements between the Company, as creditor, and the customer, as borrower, to acquire or lease a vehicle whereby a third-party finance source has given the Company initial, non-binding approval to assume the Company's position as creditor. Funding and approval from the finance source is provided upon the finance source's review of the loan or lease agreement and related documentation executed by the customer at the dealership. These finance contracts are typically funded within ten days of the initial approval of the finance transaction by the third-party finance source. The finance source is not contractually obligated to make the loan or lease to the customer until it gives its final approval and funds the transaction. Until such final approval is given, contracts in transit represent amounts due from the customer to the Company. See Note B for additional information.

Allowance for Doubtful Accounts:

Accounts are written off when management determines that an account is uncollectible. Recoveries of accounts previously written off are recorded when received. An estimated allowance for doubtful accounts is determined to reduce the Company's receivables to their carrying value, which approximates fair value. The allowance is estimated based on historical collection experience, specific review of individual customer accounts, and current economic and business conditions. Historically, the Company has not incurred any significant credit related losses. Management has determined that an allowance of $25,000 is necessary at June 30, 2005.

Revenue Recognition:

Vehicle Sales:

The Company records revenue when vehicles are delivered and title has passed to the customer, when vehicle service or repair work is performed and when parts are delivered. Sales promotions that are offered to customers are accounted for as a reduction to the sales price at the time of sale. Incentives, rebates and holdbacks offered by manufacturers directly to the Company are recognized at the time of sale if they are vehicle specific, or as earned in accordance with the manufacturer program rules and are recorded as a reduction of cost of merchandise sold.

                             GIANT MOTORSPORTS, INC.

                             June 30, 2005 and 2004
                                   (UNAUDITED)


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue Recognition (continued):

Finance, Insurance and Extended Service Revenues:

The Company arranges financing for customers through various financial institutions and receives a commission from the lender equal to the difference between the interest rates charged to customers and the interest rates set by the financing institution. The Company also receives commissions from the sale of various third party insurance products to customers and extended service contracts. These commissions are recorded as revenue at the time the customer enters into the contract. The Company is not the obligor under any of these contracts. In the case of finance contracts, a customer may prepay or fail to pay their contract, thereby terminating the contract. Customers may also terminate extended service contracts, which are fully paid at purchase, and become eligible for refunds of unused premiums. In these circumstances, a portion of the commissions the Company receives may be charged back based on the relevant terms of the contracts. The revenue the Company records relating to commissions is net of an estimate of the ultimate amount of chargebacks the Company will be required to pay. Such estimates of chargeback experience are based on our historical chargeback expense arising from similar contracts. The Company also acts as the warrantor on certain extended service contracts and defers the revenue and recognized it over the life of the contract on a straight-line basis.

Fair Value of Financial Instruments:

Financial instruments consist of cash and cash equivalents, accounts receivable, accounts payable and debt, including floor plan notes payable. The carrying amount of all significant financial instruments approximates fair value due either to length or maturity or variable interest rates that approximate prevailing market rates.

Inventories:

Parts and accessories inventories are stated at the lower of cost or market using the first-in, first-out method. Vehicle inventories are stated at the lower of cost or market using the specific identification method.

Concentration of Credit Risk:

Financial instruments that potentially subject the Company to credit risk consist of cash equivalents and accounts receivable.

The Company's policy is to review the amount of credit exposure to any one financial institution and place investments with financial institutions evaluated as being creditworthy. In the ordinary course of business, the Company has bank deposits and overnight repurchase agreements that may exceed federally insured limits. At June 30, 2005, the Company had $900,667 in excess of the federally insured limit.

                             GIANT MOTORSPORTS, INC.

                             June 30, 2005 and 2004
                                   (UNAUDITED)


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Concentration of Credit Risk(continued):

Concentration of credit risk, with respect to accounts receivable-customers, is limited through the Company's credit evaluation process. The Company reviews the credit history before extending credit. Generally, the Company does not require collateral from its customers

Property and Equipment:

Property, equipment, and leasehold improvements are stated at cost. Maintenance and repairs that do not add materially to the value of the asset nor appreciably prolong its useful life are charged to expense as incurred. Gains or losses on the disposal of property and equipment are included in the determination of income.

Depreciation of property and equipment and amortization of leasehold improvements are provided using the straight-line method over the following estimated useful lives:

      Fixtures, and equipment.................................... 3-7 years
      Vehicles...................................................   5 years
      Leasehold Improvements.....................................  10 years

Impairment of Long-Lived Assets:

Long-lived assets are reviewed for impairment whenever events such as product discontinuances, product dispositions or other changes in circumstances indicate that the carrying amount may not be recoverable. An impairment loss is recognized when the carrying amount of a long-lived asset exceeds the sum of non-discounted cash flows expected to result from the asset's use and eventual disposition. An impairment loss is measured as the amount by which the carrying amount exceeds its fair value, which is typically calculated using discounted expected future cash flows. The discount rate to these cash flows is based on the Company's weighted average cost of capital, which represents the blended after-tax costs of debt and equity. There were no indications of impairments at June 30, 2005.

Income Taxes:

Income taxes are calculated using the liability method specified by Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes."

At June 30, 2005, income taxes are provided for amounts currently due and deferred amounts arising from temporary differences between income for financial reporting and income tax purposes.

                             GIANT MOTORSPORTS, INC.

                             June 30, 2005 and 2004
                                   (UNAUDITED)


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Advertising Costs:

Advertising costs are expensed when incurred. Charges to operations amounted to $835,571 and $482,411 for the six months ended June 30, 2005 and 2004 respectively.

Earnings Per Share of Common Stock:

Historical net income per share is computed using the weighted average number of shares of common shares outstanding. Diluted earnings per share (EPS) include additional dilution from common stock equivalents, such as stock issuable pursuant to the exercise of stock options and warrants. Common stock equivalents are not included in the computation of diluted earnings per share when the Company reports a loss because to do so would be anti-dilutive for the periods presented.

The following is a reconciliation of the computation for basic and diluted EPS:

                                                                      Six Months Ended
                                                                   June 30         June 30
                                                                    2005             2004
                                                                -----------      -----------
      Net  Income (loss)                                        $   551,981      $   393,378
                                                                ===========      ===========
      Weighted-average common shares outstanding (Basic)         10,426,657       10,425,000

      Weighted-average common stock equivalents:
                         Warrants                                 1,000,000          550,000
                                                                -----------      -----------

      Weighted-average common shares outstanding (Diluted)       11,426,657       10,975,000
                                                                ===========      ===========

Use of Estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                             GIANT MOTORSPORTS, INC.

                             June 30, 2005 and 2004
                                   (UNAUDITED)


NOTE B - ACCOUNTS RECEIVABLE, NET

Accounts receivable consisted of receivables due from customers and dealers, manufactures, employees, and finance companies for contracts in transit and is net of an allowance for doubtful accounts of $25,000 at June 30, 2005.

NOTE C - INVENTORIES

Inventories consisted of vehicles and parts and accessories.

NOTE D - FIXED ASSETS

Fixed assets consisted of the following:

                                           June 30
                                             2005
                                         ----------
      Fixtures and equipment             $1,691,982
      Vehicles                              360,747
      Leasehold improvements                264,328
                                         ----------
                                          2,317,057
      Less accumulated depreciation         562,619
                                         ----------
               NET FIXED ASSETS          $1,754,438
                                         ==========

Depreciation expense charged to operations amounted to $145,810 for the six months ended June 30, 2005.

NOTE E - NOTES RECEIVABLE OFFICERS

Notes receivable officers consisted of advances to officers and advances to companies that the officers own bearing interest at 6% with no stipulated repayment terms. Interest income on these notes amounted to $6,125 for the six months ended June 30, 2005. The notes are expected to be repaid by December 31, 2005. The interest income is "netted" against interest expense for financial statement purposes.

                             GIANT MOTORSPORTS, INC.

                             June 30, 2005 and 2004
                                   (UNAUDITED)


NOTE F - NOTES PAYABLE - FLOOR PLANS

The Company has various floor plan financing agreements aggregating $19,380,306 at June 30, 2005. Interest is payable monthly and fluctuates with prime and varies based on the type of unit financed and the length of time the unit remains on the floor plan (ranging from 3% to 18% at June 30, 2005). Principle payments are due upon the sale of the specific unit financed. The floor plans are collateralized by substantially all corporate assets.

NOTE G - NOTES PAYABLE

Notes payable consisted of $850,000 loan payable to Kings Motorsports, Inc. at June 30, 2005 for the purchase of the assets of Chicago Cycles, Inc. bearing interest at 6%, payable in full April 30, 2005. This note has been renegotiated with regards to the repayment terms. It has been extended until April 2006.

The Company has two $250,000 revolving lines of credit with a bank which total $499,863 at June 30, 2005. The revolving line of credit has no stipulated repayment terms. These loans bear interest at 14% and prime (6.25% at June 30, 2005) plus one percent, respectively, and are collateralized by substantially all of the Company's assets.

NOTE H - NOTE PAYABLE - OFFICER

Note payable to officer consisted of non-interest bearing advances from an officer of the Company with no stipulated repayment terms. The notes are expected to be repaid by December 31, 2005.

NOTE I - LONG-TERM DEBT

Long-term debt consisted of various notes aggregating $1,106,076 at June 30, 2005. This amount matures at various times ranging from 2005 to 2009, bearing interest at various rates ranging from 7.25% to 8% per year. The notes are collateralized by substantially all of the Company's assets. The short-term portion of long-term debt amounted to $214,760 as of June 30, 2005.

                             GIANT MOTORSPORTS, INC.

                             June 30, 2005 and 2004
                                   (UNAUDITED)


NOTE J - LEASES

The Company leases its Illinois subsidiary retail facility under a ten year agreement with a ten year renewal option. The payments on the lease will commence in August 2005 at a monthly rent of $33,333 through May 2006 then increasing to $40,000 per month from June 2006 through May 2007, $45,000 per month from June 2007 through May 2008, $46,667 from June 2008 through May 2009 and then increasing 3% annually for the remaining term of the lease. The Company will also be liable for a proportionate share of expenses and taxes over a specified amount.

The following is a summary of future minimum lease payments under operating leases that have initial or remaining noncancellable terms in excess of one year as of June 30, 2005:

             YEAR ENDING                                    AMOUNT

               2005                                     $    360,917
               2006                                          875,093
               2007                                          947,209
               2008                                          986,159
               2009                                        1,009,810
               2010                                        1,032,905
                                                        ------------
                                                        $  5,212,093
                                                        ============

NOTE K - INCOME TAXES

Income taxes (credit) consisted of the following:

                                                      2005
                                                    ---------
           Federal:

              Current                               $ 171,000
              Deferred                                (31,500)
                                                    ---------
                                                      139,500
          State:

              Current                                  41,000
              Deferred                                 (7,500)
                                                    ---------
                                                       33,500
                                                    ---------
                     TOTAL                          $ 173,000
                                                    =========

Income taxes paid amounted to $68,000 for the six months ended June 30, 2005.

                             GIANT MOTORSPORTS, INC.

                                  June 30, 2005
                                   (UNAUDITED)


NOTE K - INCOME TAXES (CONTINUED)

Deferred tax assets (liabilities) consisted of the following:

                                                                      2005
                                                                   ----------
      Deferred tax assets - current and long-term:
                Goodwill and depreciation                          $    1,600
                                                                   ==========

NOTE L - RELATED PARTY TRANSACTIONS

Related Party Transactions:

      Accounts receivable, affiliates consisted of the following:

                                                                      2005
                                                                   ----------
                  Non-interest bearing advances to Marck's Real
                        Estate, LLC., a limited liability company
                        affiliated through common ownership
                        interest to be repaid within one year      $   65,824
                                                                   ==========

Note receivable officers amounted to $135,099 at June 30, 2005 (See Note E).

Note payable officer amounted to $236,361 at June 30, 3005 (See Note I).

The Company leases its Ohio subsidiary retail facility from a shareholder under a five-year agreement with two five year renewal terms. Charges to operations amounted to $114,000 for the six months ended June 30, 2005.

NOTE M - COMMON STOCK

The company issued 10,000 shares of common stock each to two individuals who have performed outside services for the Company. The stock was issued on June 16, 2005 when the fair market value of the stock was $0.57 per share.

NOTE N - SUBSEQUENT EVENTS

The Company is in the process of renegotiating the terms and payoff amount with Kings Motorsports, Inc. The balance of the loan, which amounted to $850,000, was due in full on April 30, 2005. No payment has been made on the outstanding balance. Management believes that the terms will be negotiated. As of June 30, 2005, a final settlement has not been reached. However, the repayment terms have been extended to April 30, 2006.

                        24,860,000 SHARES OF COMMON STOCK

                                       AND

              WARRANTS TO PURCHASE 5,940,000 SHARES OF COMMON STOCK

                                       OF

                             GIANT MOTORSPORTS, INC.

























DEALER PROSPECTUS DELIVERY OBLIGATIONS

         Until _________, 2006, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                     PART II

                  INFORMATION NOT REQUIRED TO BE IN PROSPECTUS

Item 24.   Indemnification of Directors and Officers.

      Section 78.138(7) of the Nevada Revised Statutes (the "NRS") provides, with limited exceptions, that:

      a director or officer is not individually liable to the corporation or its shareholders for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that:

      (a) His act or failure to act constituted a breach of his fiduciary duties as a director or officer; and

      (b) His breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

      Section 78.7502 of the NRS permits the Company to indemnify its directors and officers as follows:

      1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action suit or proceeding if he:

      (a) Is not liable pursuant to NRS 78.138; or

      (b) Acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

      The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to NRS
78.138 or did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

      2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:


                                Part II - Page 1

      (a) Is not liable pursuant to NRS 78.138; or

      (b) Acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

      Indemnification may not be made for any claim, issue or matter as to which such person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

      3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

      In addition, Section 78.751 of the NRS permits the Company to indemnify its directors and officers as follows:

      1. Any discretionary indemnification pursuant to NRS 78.7502, unless ordered by a court or advanced pursuant to subsection 2, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

      (a) By the shareholders;

      (b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

      (c) If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or

      (d) If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

      2. The articles of incorporation, the bylaws or an agreement made by the Company may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the Company as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Company. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

      3. The indemnification pursuant to NRS 78.7502 and advancement of expenses authorized in or ordered by a court pursuant to this section:


                                Part II - Page 2

      (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

      (b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

      The Company's Articles provide for the indemnification of any person entitled to indemnification pursuant to the NRS, to the fullest extent permitted thereunder.

      The Company does not currently maintain director and officer liability insurance, as permitted by the NRS. The Company has agreed with the placement agent in the September 2005 Private Placement to obtain and maintain a liability insurance policy affording coverage for the acts of its officers and directors in an amount not less than $1,500,000, on or around the date that any designee of said placement agent commences serving on the board of directors.

      Each Selling Shareholder has agreed to indemnify the Company against certain liabilities incurred in connection with this offering as the result of claims made under the Securities Act of 1933, the Securities Exchange Act of 1934 or state law.

Item 25.  Other Expenses of Issuance and Distribution

      The estimated expenses of the registration, all of which will be paid by the Company, are as follows:

SEC Filing fee                                   $  2,828.86

Accounting Fees and Expenses                     $  5,000.00
Legal Fees and Expenses including                $ 40,000.00
those of counsel to the Selling
Shareholders
Miscellaneous Expenses                           $  5,000.00
                                                 -----------
TOTAL                                            $ 52,828.86

Item 26.  Recent Sales of Unregistered Securities

      In September 2005, the Company sold to accredited investors in a private placement offering (the "September 2005 Private Placement"), 2,870 shares of its newly-designated Series A Convertible Preferred Stock, stated value $1,000 per share (the "Series A Shares"), and common stock purchase warrants (the "Series A Warrants") to purchase up to of 5,740,000 shares of Company's common stock, resulting in the receipt by the Company of $2,870,000 of gross proceeds. In connection with HCFP/Brenner Securities LLC's acting as placement agent in the September 2005 Private Placement, the Company paid it commissions of $229,600 and a nonaccountable expense allowance of $57,400. Additionally, the Company issued the placement agent an option to purchase 100 Series A Shares and Series A Warrants to purchase up to 200,000 shares of common stock. After deduction of


                                Part II- Page 3
all offering expenses, including the placement agent's commissions and nonaccountable expense allowance, the Company received net proceeds of $2,485,163. The securities sold by the Company in the September 2005 Private Placement were exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to the provisions of Section 4(2) of the Securities Act and Regulation D promulgated thereunder.

      On April 20, 2004, as partial consideration for a bridge loan in the principal amount of $500,000, the Company issued to the lender a five-year warrant to purchase 100,000 shares of common stock, at an exercise price of $2.25 per share. This warrant was exempt from registration under the Securities Act, pursuant to the provisions of Section 4(2) of the Securities Act.

      As partial consideration for certain financial advisory services provided in connection with the acquisition of W.W. Cycles, the Company issued to an unaffiliated entity a five-year warrant to purchase 1,000,000 shares of common stock at an exercise price of $1.00 per share. This warrant was exempt from registration under the Securities Act, pursuant to the provisions of Section 4(2) of the Securities Act.

      On January 16, 2004, the Company acquired all of the issued and outstanding shares of W.W. Cycles, Inc., the corporate entity that conducts business under the name "Andrews Cycles" ("W.W. Cycles"), from Gregory A. Haehn and Russell A. Haehn, our current officers and directors, and one other employee of W.W. Cycles, in exchange for the Company's issuance of an aggregate of 7,850,000 shares of common stock, which resulted in W.W. Cycles' becoming a wholly-owned subsidiary of the Company. These shares were exempt from registration under the Securities Act, pursuant to the provisions of Section 4(2) of the Securities Act.

      On June 13, 2003, American Busing Corporation ("ABC"), our predecessor business, issued 25,000 shares of common stock to an attorney in consideration for legal services provided. These shares were exempt from registration under the Securities Act, pursuant to the provisions of Section 4(2) of the Securities Act.

      On November 12, 2002, ABC issued 8,000,000 shares of common stock to Mr. Edmond Forister the then sole director and majority shareholder of ABC, at an offering price of $0.0000012 per share for gross offering proceeds of $10.00 and other good and valuable consideration. These shares were exempt from registration under the Securities Act , pursuant to the provisions of Section 4(2) of the Securities Act and Regulation D promulgated thereunder.

Item 27.  Exhibits

2.1   Stock Purchase and Reorganization Agreement dated as of December 30, 2003
      (1).

2.2   Repurchase Agreement dated December 30, 2003 (1).

2.3   Stock Purchase Agreement dated as of December 30, 2003 (1).

2.4   Share Purchase Agreement dated as of December 30, 2003 (1).

2.5   Asset Purchase Agreement dated April 2004 (Exhibit 2.1) (2).

3.1   Restated Articles of Incorporation of Giant Motorsports, Inc. (3).

3.2   Bylaws of Giant Motorsports, Inc. (4).

4.1 Form of Warrant for 1,000,000 shares of common stock dated January 20, 2004 (1).

4.2   Form of Warrant for 100,000 shares of common stock dated April 19, 2004
      (5).

4.3 Stock Option Agreement with Russell A. Haehn (1,000,000 shares) (Exhibit 4.2) (6).

4.4 Stock Option Agreement with Gregory A. Haehn (500,000 shares) (Exhibit 4.3) (6).

4.5 Certificate of Designation of Series A Convertible Preferred Stock (Exhibit 99.1) (7).

4.6   Form of Investor Warrant (September 2005 Private Placement) (Exhibit 99.2)
      (7).

4.7   Form of Purchase Option (September 2005 Private Placement) (Exhibit 99.3)
      (7).

4.8 Registration Rights Agreement (September 2005 Private Placement (Exhibit 99.4) (7).


                                Part II - Page 4

4.9   Specimen stock certificate for shares of common stock.*

4.10  Specimen stock certificate for Series A Shares.*

5.1   Opinion of Gusrae, Kaplan, Bruno & Nusbaum, PLLC.**

10.1 Agency Agreement between Giant Motorsports, Inc. and HCPF/Brenner Securities LLC dated September 9, 2005 (7).

20.1 Secured Promissory Note dated April 2004 in the principal amount of $1,675,000 (2).

20.2  Commercial Security Agreement dated April 2004 (2).

20.3 Management Agreement between King's Motorsports Inc. d/b/a Chicago Cycle and Giant Motorsports, Inc. dated April 2004 (2).

21    Subsidiaries.*

23.1  Consent of Bagell, Josephs, Levine & Company, LLC.*

23.4 Consent of Gusrae, Kaplan, Bruno & Nusbaum, PLLC, to be included in the opinion to be filed as Exhibit 5.1.

--------------------------

* Filed herewith
** To be filed by amendment

(1) Filed as an exhibit to the Form 8-K filed January 23, 2004 and incorporated herein by reference.

(2) Filed as an exhibit to the Form 8-K filed May 11, 2004 and incorporated herein by reference.

(3) Filed as an exhibit to the Definitive Schedule 14C filed March 15, 2004 and incorporated herein by reference.

(4) Filed as an exhibit to the Form 10-KSB filed April 15, 2005 and incorporated herein by reference.

(5) Filed as an exhibit to the Form 8-K filed on April 21, 2004 and incorporated herein by reference.

(6) Filed as an exhibit to the Form 8-K filed on August 18, 2004 and incorporated herein by reference.

(7) Filed as an exhibit to the Form 8-K filed on September 22, 2005 and incorporated herein by reference.


                                Part II - Page 5

Item 28. Undertakings

      (a)   The undersigned Company hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement to: (i) include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) reflect in the prospectus any facts or events arising after the effective date of the Registration Statement which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reelected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration" table in the effective registration statement; and (iii) include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement, provided however, that provisions (i) and (ii) of this undertaking are inapplicable if the information to be filed thereunder is contained in periodic reports filed by the Company pursuant to the Exchange Act that are incorporated by reference into the Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of post-effective amendment any of the securities being registered which remains unsold at the termination of the offering.

      (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                Part II - Page 6

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the Company and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salem, State of Ohio, on October 21, 2005.

                                         GIANT MOTORSPORTS, INC.



                                         By: /s/ Russell A. Haehn
                                            --------------------------------
                                              Russell A. Haehn, Chairman and
                                              Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature to the Registration Statement appears below hereby appoints Jack Kachkar, as such person's attorney-in-fact with full power to act alone, with full power of substitution or resubstitution, for such person and in such person's name, place and stead, in any and all capacities to sign on such person's behalf, individually and in the capacities stated below, and to file any and all amendments and post-effective amendments to this Registration Statement, which amendment or amendments may make such changes and additions as such attorney-in-fact may deem necessary or appropriate.


Name                               Office                                        Date
----                               ------                                        ----
/s/ Russell A. Haehn               Chairman, Chief Executive                     October 21, 2005
---------------------------        Officer and Director
Russell A. Haehn                   (Principal Executive Officer)


/s/ Gregory A. Haehn               President, Chief                              October 21, 2005
---------------------------        Operating Officer and Director
Gregory A. Haehn                   (Principal Financial and Accounting Officer)



                                Part II - Page 7